UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

US AIRWAYS GROUP, INC.
(Name Of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

April 30, 2009

To Our Stockholders:

On behalf of the Board of Directors, we invite you to attend the Annual Meeting of Stockholders of US Airways Group, Inc. to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, located at Four Times Square, New York, New York 10036, on Wednesday, June 10, 2009 at 9:30 a.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Representatives from our independent registered public accounting firm, KPMG LLP, will be present to respond to appropriate questions from stockholders.

If you plan to attend the Annual Meeting and are a stockholder of record, please mark your proxy card in the space provided for that purpose. An admission ticket is included with the proxy card for each stockholder of record.

If you are unable to attend the Annual Meeting in person, it is very important that your shares be represented, and we request that you complete, date, sign and return the enclosed proxy card, or vote by telephone or over the Internet as directed on the instructions that you received at your earliest convenience. If you choose to attend the Annual Meeting in person, you may revoke your proxy and cast your votes personally at the meeting.

All stockholders now have the option to register for and receive copies of our proxy statements, annual reports and other stockholder materials electronically. All stockholders (record and street name) can save us the cost of printing and mailing these documents by visiting our website at www.usairways.com under “About US” — “Investor Relations” — “Shareholder Information” and following the instructions on how to request electronic delivery of stockholder materials.

If your shares are not registered in your own name and you would like to attend the Annual Meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

Sincerely,

W. Douglas Parker
Chairman of the Board and
Chief Executive Officer

US AIRWAYS GROUP, INC.
111 WEST RIO SALADO PARKWAY
TEMPE, ARIZONA 85281

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 10, 2009

April 30, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of US Airways Group, Inc., a Delaware corporation, will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, located at Four Times Square, New York, New York 10036, on Wednesday, June 10, 2009 at 9:30 a.m., local time, for the purposes of considering and voting upon:

1. A proposal to elect four directors in Class I to serve until the 2012 Annual Meeting of Stockholders;

2. A proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of US Airways Group, Inc. for the fiscal year ending December 31, 2009;

3. A proposal to consider and vote upon a stockholder proposal relating to cumulative voting; and

4. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

Information relating to the above matters is set forth in the attached Proxy Statement. You must have been a stockholder of record at the close of business on April 13, 2009 to vote at the Annual Meeting. If you do not expect to attend the meeting in person, you are requested to vote: (1) by telephone as directed on the instructions that you received; (2) over the Internet as directed on the instructions that you received; or (3) by completing, signing and dating the enclosed proxy card and returning it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States. Voting by phone, Internet or mail will not prevent you from later revoking that proxy and voting in person at the Annual Meeting. If you want to vote at the Annual Meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership as of April 13, 2009 and a proxy to vote the shares from the intermediary.

By Order of the Board of Directors,

Caroline B. Ray
Corporate Secretary

Tempe, Arizona
April 30, 2009

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY INDICATE YOUR VOTING INSTRUCTIONS: (1) BY TELEPHONE BY CALLING 1-800-690-6903; (2) OVER THE INTERNET AT WWW.PROXYVOTE.COM; OR (3) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE.

US AIRWAYS GROUP, INC.
111 West Rio Salado Parkway
Tempe, Arizona 85281

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 10, 2009

We are furnishing this Proxy Statement to the stockholders of US Airways Group, Inc. in connection with the solicitation by our Board of Directors of proxies to be voted at the 2009 Annual Meeting of Stockholders and any adjournments of that meeting. The Annual Meeting will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, located at Four Times Square, New York, New York 10036, on Wednesday, June 10, 2009 at 9:30 a.m., local time. When used in this Proxy Statement, the terms “we,” “us,” “our,” and “the Company” refer to US Airways Group, Inc. and its consolidated subsidiaries, while “US Airways Group” refers to US Airways Group, Inc. and “US Airways” refers to US Airways, Inc.

The approximate date on which we are first sending the Notice of the 2009 Annual Meeting, this Proxy Statement and the accompanying proxy card to stockholders, or sending a Notice of Internet Availability of Proxy Materials and posting the proxy materials online at www.proxyvote.com, is April 30, 2009.

THE MEETING

Purpose, Place, Date and Time

We are providing this Proxy Statement to you in connection with the solicitation on behalf of US Airways Group’s Board of Directors of proxies to be voted at our 2009 Annual Meeting of Stockholders and any adjournments of that meeting. The Annual Meeting will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, located at Four Times Square, New York, New York 10036, on Wednesday, June 10, 2009 at 9:30 a.m., local time, for the purposes set forth in the accompanying Notice of 2009 Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are being first mailed or otherwise distributed to stockholders on or about April 30, 2009.

Record Date; Stockholders Entitled to Vote

Stockholders of record at the close of business on April 13, 2009, the “record date,” are entitled to receive notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof. On the record date, we had 114,309,043 shares of our common stock, $.01 par value per share, outstanding and eligible to be voted at the Annual Meeting. Each share of our common stock entitles its owner to one vote on each matter submitted to the stockholders.

Quorum

The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, we will use the proposal receiving the greatest number of all votes “for” or “against” and abstentions (including instructions to withhold authority to vote).

Under the rules of the national stock exchanges that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that those beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals that are considered “discretionary” proposals under the rules of the exchanges. These votes by brokers are considered as votes cast in determining the outcome of any discretionary proposal. We believe that Proposal 1 and Proposal 2 are discretionary. Member brokerage firms that do not receive instructions from their clients as to “non-discretionary” proposals cannot vote on the non-discretionary proposals. If the brokerage firm returns a proxy card without voting on a non-discretionary proposal because it received no instructions, this is referred to as a “broker non-vote” on the proposal. “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting, but “broker non-votes” are not considered as votes cast in determining the outcome of any proposal.

As of April 13, 2009, our directors and executive officers beneficially owned or controlled approximately 2,367,669 shares of our common stock, constituting approximately 2.1% of the outstanding common stock.

Vote Required for Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast at the Annual Meeting for directors by the holders of common stock entitled to vote on their election, provided a quorum is present.

In the vote to elect four directors in Class I to serve until the 2012 Annual Meeting of Stockholders, stockholders may:

•	vote in favor of all nominees;

•	withhold votes as to all nominees; or

•	withhold votes as to a specific nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

Vote Required for Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm will require approval of the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions are considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote for the proposal and, therefore, will have the same legal effect as voting against the proposal.

In the vote on ratification of the appointment of KPMG LLP as our independent registered public accounting firm, stockholders may:

•	vote in favor of the ratification;

•	vote against the ratification; or

•	abstain from voting on the ratification.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Vote Required for Proposal 3: Stockholder Proposal Related to Cumulative Voting

The stockholder proposal scheduled to be presented at the Annual Meeting related to cumulative voting will require approval of the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions are considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote for the proposal and, therefore, will have the same legal effect as voting against the proposal.

In the vote on approval on this stockholder proposal, stockholders may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER
PROPOSAL RELATED TO CUMULATIVE VOTING.

Voting of Proxies

You should specify your choices with regard to each of the proposals: (1) by telephone as directed on the instructions provided to you; (2) over the Internet as directed on the instructions provided to you; or (3) on the enclosed proxy card by signing, dating and returning it in the accompanying postage-paid envelope. All properly executed proxies received by us in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted in the voting instructions. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted “FOR” the election of all director nominees, “FOR” the ratification of the appointment of the independent registered public accounting firm and “AGAINST” the stockholder proposal relating to cumulative voting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon those matters according to their judgment.

Revocation of Proxies

Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by:

•	giving notice of revocation to Caroline B. Ray, our Corporate Secretary, at US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281 (by mail or overnight delivery);

•	executing and delivering to our Corporate Secretary a proxy card relating to the same shares bearing a later date;

•	voting again prior to the time at which the Internet and telephone voting facilities close by following the procedures applicable to those methods of voting; or

•	voting in person at the Annual Meeting.

Please note, however, that under the rules of the national stock exchanges, any beneficial owner of our common stock whose shares are held in street name by a member brokerage firm may revoke his or her proxy and vote his or her shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the exchanges, as employed by the beneficial owner’s brokerage firm. In addition, if you hold your shares in street name, you must have a proxy from the record holder of the shares to vote in person at the Annual Meeting.

Solicitation of Proxies

In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies.

Inspector of Election

All votes at the Annual Meeting will be counted by Broadridge Investor Communication Solutions, Inc., our inspector of election. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Electronic Delivery of Proxy Materials

All stockholders now have the option to register for and receive copies of our proxy statements, annual reports and other stockholder materials electronically. All stockholders (record and street name) can save us the cost of printing and mailing these documents by visiting our website at www.usairways.com under “About US” — “Investor Relations” — “Shareholder Information” and following the instructions on how to sign up for electronic delivery of stockholder materials.

This year, we intend both to mail our proxy materials to certain stockholders and to use the “Notice and Access” method of providing proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2008 to certain stockholders. Under the Notice and Access method, if you have not opted to receive an email notification, you will receive by mail a simple “Notice of Internet Availability of Proxy Materials” (the “Notice”) which will direct you to a website where you may access proxy materials online. You will also be told how to request proxy materials (at no charge) via mail or email, as you prefer. In order to eliminate the mailing of a paper notice and to speed your ability to access the proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2008, we encourage you to sign up for electronic delivery of the Notice.

Householding of Proxy Materials

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Caroline B. Ray, Corporate Secretary, US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281, or contact Caroline B. Ray at (480) 693-0800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 13, 2009, by (1) each of our directors and nominees for director, (2) each of the individuals named in the Summary Compensation Table in this Proxy Statement and (3) all of our directors and executive officers as a group, based in each case on information furnished to us by these persons. We believe that each of the named individuals and each director and executive officer included in the group has sole voting and investment power with regard to the shares shown, except as otherwise noted.

	Common Stock
	Beneficially Owned (1)
Name and	Number		Percent
Relationship to Company	of Shares		of Class

W. Douglas Parker	1,364,661	(2)	1.2%
Chairman of the Board and Chief Executive Officer
J. Scott Kirby	448,204	(3)	*
President
Robert D. Isom, Jr.	77,742	(4)	*
Executive Vice President and Chief Operating Officer
Derek J. Kerr	95,653	(5)	*
Executive Vice President and Chief Financial Officer
Elise R. Eberwein	100,372	(6)	*
Senior Vice President — People and Communications
Herbert M. Baum	28,757	(7)	*
Director
Matthew J. Hart	13,901	(8)	*
Director
Richard C. Kraemer	47,021	(9)	*
Director
Cheryl G. Krongard	10,195	(10)	*
Director
Bruce R. Lakefield	10,195	(11)	*
Vice Chairman and Director
Denise M. O’Leary	31,724	(12)	*
Director
George M. Philip	10,195	(13)	*
Director
J. Steven Whisler	29,890	(14)	*
Director
All directors and executive officers as a group (15 persons)	2,367,669	(15)	2.1%

*	Represents less than one percent of the outstanding shares of our common stock.

(1)	Beneficial ownership as reported in the table has been determined in accordance with SEC regulations and includes shares of our common stock that may be issued upon the exercise of stock options and stock appreciation rights that are exercisable within 60 days of April 13, 2009 and restricted stock units that vest within 60 days of April 13, 2009. Pursuant to SEC regulations, all shares not currently outstanding which are subject to options exercisable within 60 days are deemed to be outstanding for the purpose of computing “Percent of Class” held by the holder thereof but are not deemed to be outstanding for the purpose of computing the “Percent of Class” held by any other stockholder.

(2)	Includes 368,256 shares held directly and 565,125 and 392,607 shares underlying stock options and stock appreciation rights (“SARs”), respectively, that are exercisable within 60 days of April 13, 2009, 13,333 restricted stock units (“RSUs”) that vest within 60 days of April 13, 2009 and 25,340 shares underlying vested RSUs. Excludes 63,126 unvested RSUs held by the individual.

(3)	Includes 30,877 shares held directly and 80,436 and 297,260 shares underlying stock options and SARs, respectively, that are exercisable within 60 days of April 13, 2009, 4,000 RSUs that vest within 60 days of April 13, 2009 and 35,631 shares underlying vested RSUs. Excludes 34,682 unvested RSUs held by the individual.

(4)	Includes 11,667 shares held directly and 57,211 shares underlying SARs, respectively, that are exercisable within 60 days of April 13, 2009, and 8,864 shares underlying vested RSUs. Excludes 41,059 unvested RSUs held by the individual.

(5)	Includes 17,547 shares held directly and 5,156 and 68,133 shares underlying stock options and SARs, respectively, that are exercisable within 60 days of April 13, 2009, 1,400 RSUs that vest within 60 days of April 13, 2009 and 3,417 shares underlying vested RSUs. Excludes 17,286 unvested RSUs held by the individual.

(6)	Includes 11,047 shares held directly and 84,508 shares underlying SARs that are exercisable within 60 days of April 13, 2009, 1,400 RSUs that vest within 60 days of April 13, 2009 and 3,417 shares underlying vested RSUs. Excludes 5,686 unvested RSUs held by the individual.

(7)	Includes 4,007 shares held directly and 24,750 shares underlying stock options that are exercisable within 60 days of April 13, 2009.

(8)	Includes 3,445 shares held directly, 2,550 shares held indirectly for the benefit of Mr. Hart’s children, and 7,906 shares underlying stock options that are exercisable within 60 days of April 13, 2009.

(9)	Includes 18,560 shares held directly and 28,461 shares underlying stock options that are exercisable within 60 days of April 13, 2009.

(10)	Includes 1,945 shares held directly and 8,250 shares underlying stock options that are exercisable within 60 days of April 13, 2009.

(11)	Includes 1,945 shares held directly and 8,250 shares underlying stock options that are exercisable within 60 days of April 13, 2009.

(12)	Includes 3,263 shares held directly and 28,461 shares underlying stock options that are exercisable within 60 days of April 13, 2009.

(13)	Includes 1,945 shares held directly and 8,250 shares underlying stock options that are exercisable within 60 days of April 13, 2009.

(14)	Includes 2,254 shares held directly, 412 shares held indirectly through a revocable family trust and 27,224 shares underlying stock options that are exercisable within 60 days of April 13, 2009.

(15)	Includes 494,305 shares held directly, 2,550 shares held indirectly for the benefit of Mr. Hart’s children, 412 shares held by a trust for which a director is a trustee, 800,931 and 967,852 shares underlying stock options and SARs, respectively, that are exercisable within 60 days of April 13, 2009, 21,533 RSUs that vest within 60 days of April 13, 2009 and 80,086 shares underlying vested RSUs. Excludes 169,125 unvested RSUs held by our executive officers and directors as a group.

The following table sets forth information regarding the beneficial ownership of our common stock as of the date indicated for each person, other than the officers or directors of US Airways Group, known to us to be the beneficial owner of more than 5% of our outstanding common stock.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares		Percent of Class

FMR LLC
82 Devonshire Street Boston, MA 02109	16,402,126	(1)	14.3%
Wellington Management Company, LLP
75 State Street Boston, MA 02109	13,771,655	(2)	12.0%
Impala Asset Management, LLC
134 Main Street New Canaan, CT 06840	6,818,903	(3)	6.0%

(1)	The amount shown and the following information is derived from Amendment No. 7 to the Schedule 13G filed by FMR, LLC (“FMR”), reporting beneficial ownership as of December 31, 2008. According to the amended Schedule 13G, FMR has sole dispositive power over 16,402,126 shares and sole voting power over 1,076,781 shares of our common stock. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 15,325,525 shares, or 13.408% of the outstanding shares of our common stock, as a result of acting as an investment adviser to various investment companies. The number of shares owned by the investment companies includes 199,378 shares of common stock resulting from the assumed conversion of $4,810,000 principal amount of US Airways Group 7% Senior Convertible Notes due 2020 issued on September 30, 2005 (41.4508 shares of common stock for each debenture). Each of Edward C. Johnson 3d, FMR’s Chairman, FMR, through its control of Fidelity, and the investment companies has sole power to dispose of the 15,325,525 shares owned by those investment companies. The Boards of Trustees of the investment companies have the sole power to vote the 15,325,525 shares owned by the investment companies. Members of Mr. Johnson’s family are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR, which comprise approximately 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Through their ownership of voting common stock and the shareholders’ voting agreement, members of the Johnson family group may be deemed, under the Investment Company Act of 1940, to form a controlling group as to FMR. Various persons have the right to receive or to direct the receipt of dividends from, or proceeds from the sale of, the 15,325,525 shares of our common stock. The interest of one investment company, Fidelity Capital Appreciation Fund, amounted to 7,770,695 shares, or 6.798% of the outstanding shares of our common stock. FIL Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, an investment manager to various non-U.S. investment companies, is the beneficial owner of 1,076,601 shares, or 0.942% of the outstanding shares of our common stock. Partnerships controlled predominantly by members of Mr. Johnson’s family, or trusts for their benefit, have the power to vote approximately 47% of FIL voting stock.

(2)	The amount shown and the following information is derived from Amendment No. 1 to the Schedule 13G filed by Wellington Management Company, LLP (“Wellington”), reporting beneficial ownership as of December 31, 2008. According to the amended Schedule 13G, Wellington, a registered investment advisor, has shared voting power over 6,165,905 shares and shared dispositive power over 13,732,555 shares of our common stock.

(3)	The amount shown and the following information is derived from Schedule 13G filed by Impala Asset Management, LLC (“Impala”), reporting beneficial ownership as of December 31, 2008. According to the Schedule 13G, Impala, a registered investment advisor, has shared voting and dispositive power over 6,818,903 shares of our common stock.

INFORMATION ABOUT OUR BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Corporate Governance Guidelines	Our Board of Directors has adopted Corporate Governance Guidelines to facilitate our mission and to set forth general principles and policies by which the Board of Directors will manage its affairs. The Governance Guidelines are reviewed annually by the Corporate Governance and Nominating Committee. The Governance Guidelines are summarized below, and the full text of the Governance Guidelines are posted on our website at www.usairways.com. We will also provide a copy of the Governance Guidelines to stockholders, free of charge, upon written request to Caroline B. Ray, Corporate Secretary, US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281.

Director Independence	The Governance Guidelines contain standards for determining director independence that meet or exceed the existing listing standards adopted by the SEC and NYSE. The Governance Guidelines define an “independent” director as one who:

• the Board has affirmatively determined not to have a material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us);

• is not a member of our management or our employee and has not been a member of our management or our employee for a minimum of three years;

• is not, and in the past three years has not been, affiliated with or employed by a present or former auditor of US Airways Group (or of an affiliate);

•   is not, and in the past three years has not been, part of an interlocking directorate in which one of our executive officers serves on the compensation committee of another company that concurrently employs the director;

• has no immediate family members meeting the descriptions set forth in the above bullets; and

• satisfies any additional requirements for independence promulgated from time to time by the NYSE.

The Governance Guidelines also note that the Board will consider all other relevant facts and circumstances, including issues that may arise as a result of any director compensation (whether direct or indirect), any charitable contributions we make to organizations with which a director is affiliated and any consulting arrangement between us and a director. The Corporate Governance and Nominating Committee reports annually to the full Board on these matters.

Pursuant to the Governance Guidelines, the Corporate Governance and Nominating Committee and the Board of Directors undertook an annual review of director independence. During this review, the Committee and the Board of Directors considered transactions and relationships between each director or any member of his or her immediate family, and us and our subsidiaries and affiliates. The Committee and the Board of Directors also examined transactions and relationships between directors or their affiliates, and members of our senior management or their affiliates. As provided in the Governance Guidelines, the purpose of this review was to determine whether any of these relationships or transactions were inconsistent with a determination that a director is independent.

Based on this review, the Board of Directors affirmatively determined that all of our directors are independent of us and our management under the standards set forth in the Governance Guidelines and under the NYSE listing standards, except for Mr. Parker, our Chairman and Chief Executive Officer. All of the members of the Audit Committee, the Compensation and Human Resources Committee and the Corporate Governance and Nominating Committee are independent under the standards set forth in the Governance Guidelines and under NYSE listing standards.

Board Purpose and Structure	Our Board of Directors establishes our broad policies and is responsible for our overall performance. If each of the nominees for election as a director is elected, the Board of Directors will consist of nine members divided into three classes as follows: four in Class I (terms expiring in 2012), three in Class II (terms expiring in 2010) and two in Class III (terms expiring in 2011). Each member of the Board of Directors also is a member of the Board of Directors of US Airways.

Board Meetings	The Board of Directors conducts its business through meetings of the full Board and through committees of the Board of Directors. During 2008, our Board of Directors held 18 meetings. In 2008, each incumbent director attended at least 90% of the aggregate number of meetings of the Board held during the period for which he or she has been a director and of the committees on which he or she served.

Board Committees	The Board of Directors currently has five standing committees: the Audit Committee, the Compensation and Human Resources Committee, the Corporate Governance and Nominating Committee, the Finance Committee and the Labor Committee.

The Audit Committee currently is comprised of four non-employee directors, Messrs. Philip (Chair), Hart and Kraemer and Ms. O’Leary. In 2008, the Audit Committee met nine times. The Audit Committee oversees our internal accounting function and oversees and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of the Audit Committee charter is available on our website at www.usairways.com. We will also provide a copy of the charter to stockholders, free of charge, upon request.

The Board of Directors has determined that all members of the Audit Committee are independent within the meaning of SEC regulations, NYSE listing standards and our Governance Guidelines and have accounting and related financial management expertise within the meaning of NYSE listing standards. In addition, the Board of Directors has determined that all members of the Audit Committee are qualified as audit committee financial experts within the meaning of SEC regulations.

The Compensation and Human Resources Committee currently is comprised of four non-employee directors, Messrs. Baum (Chair) and Kraemer and Mses. Krongard and O’Leary. The Compensation and Human Resources Committee met 11 times in 2008. The Compensation and Human Resources Committee reviews and approves the compensation for our executive officers. The Compensation and Human Resources Committee also administers our 2008 Equity Incentive Plan and other employee benefit plans. A copy of the Compensation and Human Resources Committee charter is available on our website at www.usairways.com. We will also provide a copy of the charter to stockholders, free of charge, upon request.

The Board of Directors has determined that all members of the Compensation and Human Resources Committee are independent within the meaning of NYSE listing standards and our Governance Guidelines, are “non-employee directors” as defined by Rule 16b-3 under the Exchange Act and are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and related regulations.

Compensation and Human Resources Committee Process for Executive Compensation

Our Compensation and Human Resources Committee’s charter gives the committee the authority and responsibility to review and approve our overall compensation strategy and policies, including performance goals for executive officers. The Committee is responsible for reviewing and approving the compensation and other terms of employment of our Chief Executive Officer and for evaluating his performance. The Committee is also responsible for reviewing and approving the compensation and other terms of employment of the other executive officers, with input from the Chief Executive Officer. The Committee periodically reviews and assesses the performance of our executive officers, with input from individual members of senior management, the full Board of Directors, and any other appropriate persons. The Committee administers our incentive plans and approves awards under those plans, determines the general design of non-executive compensation plans, and makes recommendations to the Board regarding changes to our executive compensation and benefit plans. The Committee is also responsible for oversight of our significant human resources policies and succession planning, as well as oversight of our workforce diversity and labor relations.

The Compensation and Human Resources Committee has the authority to delegate its duties to subcommittees, but to date has not done so. The Committee has delegated a limited amount of its authority to administer, interpret and amend our general employee benefit plans to our senior-most human resources officer (currently the Senior Vice President — People and Communications), but did not delegate the authority to approve changes that would materially change the cost of the plans or any authority regarding our incentive compensation plans.

Early in the calendar year, our Compensation and Human Resources Committee reviews the annual incentive program results from the prior year, establishes the performance goals for the current year, evaluates our executive officers’ individual performance and approves the Compensation and Human Resources Committee’s report for our proxy statement. In the spring of each year the Committee generally makes annual equity grants. In April 2007, the Committee adopted an equity grant policy to standardize the timing, practices and procedures in granting equity awards. The policy provides that equity grants, other than new hire, promotion or special purpose grants, will be granted once per year at the second regularly scheduled meeting of the Committee or at a special meeting held for this purpose as close in time to the regularly scheduled meeting as possible. Throughout the year as needed or appropriate, the Compensation and Human Resources Committee (1) considers merit increases in base salaries for executive officers, (2) makes equity grants associated with internal promotions and new hires of all employees and (3) determines compensation for internal promotions and new hires of officers. The Compensation and Human Resources Committee also monitors and evaluates our benefit plans and agreements with executive officers and management employees throughout the year and makes adjustments as needed.

Our Compensation and Human Resources Committee generally receives proposals and information from our Chief Executive Officer, our senior-most human resources officer (currently the Senior Vice President — People and Communications) and compensation consultants engaged by the Committee for its consideration regarding officer compensation. Our Compensation and Human Resources Committee has sole authority to retain and terminate any outside advisors, such as compensation consultants, and to determine their compensation. In 2008, the Compensation and Human Resources Committee continued to engage Watson Wyatt Worldwide as its independent compensation consultant to assist in administering our executive compensation program. In 2008, the Committee asked Watson Wyatt to review and provide assistance to the Committee in developing the 2008 Equity Incentive Plan and presenting it to stockholders for approval, determining the 2008 performance metrics for our incentive compensation plan and long term incentive plan, determining the amounts of our 2008 annual equity grant, analyzing executive compensation and equity compensation matters generally, and developing the proposed annual bonus program for 2009.

Compensation Committee Interlocks and Insider Participation

None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation and Human Resources Committee.

The Corporate Governance and Nominating Committee currently is comprised of three non-employee directors, Messrs. Kraemer (Chair), Philip and Whisler. The Corporate Governance and Nominating Committee met five times in 2008. The Corporate Governance and Nominating Committee oversees all aspects of our corporate governance functions on behalf of the Board of Directors, including identifying individuals qualified to become Board members, recommending to the Board the selection of director nominees, reviewing and assessing our Governance Guidelines and overseeing the monitoring and evaluation of our corporate governance practices. The Corporate Governance and Nominating Committee’s role includes oversight of the procedures for compliance with significant applicable legal, ethical and regulatory requirements that impact corporate governance. A copy of our Corporate Governance and Nominating Committee charter is available on our website at www.usairways.com. We will also provide a copy of the charter to stockholders, free of charge, upon request.

The Board of Directors has determined that all members of the Corporate Governance and Nominating Committee are independent within the meaning of NYSE listing standards and our Governance Guidelines.

Corporate Governance and Nominating Committee Process for Director Compensation

Our Corporate Governance and Nominating Committee’s charter gives the committee the authority and responsibility for reviewing the compensation of our non-employee directors and making recommendations regarding changes to the full Board. On an annual basis the Corporate Governance and Nominating Committee reviews director compensation and determines whether adjustments in compensation levels are needed. In November 2008, the Corporate Governance and Nominating Committee recommended to the Board, and the Board approved, a director compensation policy regarding the annual equity grant we make to our non-employee directors, as discussed below under “Director Compensation.” In accordance with this policy, the Board intends to make an annual equity award of fully vested shares of common stock to each non-employee director following each annual meeting of stockholders, with such shares having an aggregate fair market value on the date of grant of $60,000, rounded down to the next whole number of shares.

Our Corporate Governance and Nominating Committee generally receives proposals and information from our Chief Executive Officer, outside consultants and publications in connection with its review of director compensation. Our Corporate Governance and Nominating Committee has authority to retain and terminate any outside advisors, such as compensation consultants, and to determine their compensation. In 2008, the Committee did not engage an outside compensation consultant.

Director Nominees

The Corporate Governance and Nominating Committee has a policy of considering candidates who are nominated by stockholders for membership to the Board of Directors in the same manner as candidates recommended by members of the Board of Directors.

Any stockholder wishing to nominate a director candidate should submit in writing the candidate’s name, biographical information and business qualifications to Richard C. Kraemer, Chairman of the Corporate Governance and Nominating Committee, US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee if nominated by the Corporate Governance and Nominating Committee and to serve as a director if elected.

In accordance with our Corporate Governance and Nominating Committee charter, a qualified candidate must possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment, have the ability to work effectively with other members of our Board and provide the skills and expertise appropriate to best serve the long-term financial interests of our stockholders. All qualified submissions are reviewed by the Corporate Governance and Nominating Committee at the next appropriate meeting.

In accordance with NYSE listing standards, we ensure that at least a majority of our Board of Directors is independent under the NYSE definition of independence, and that the members of the Board of Directors, as a group, maintain the requisite qualifications under NYSE listing standards for populating the Audit, Compensation and Human Resources and Corporate Governance and Nominating Committees.

If a stockholder wishes the Corporate Governance and Nominating Committee to consider a director candidate for nomination at our next annual meeting of stockholders, then our Amended and Restated Bylaws require that written recommendations be received by us no sooner than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the 2010 Annual Meeting of Stockholders, notice must be delivered no sooner than February 10, 2010, and no later than March 12, 2010.

All of the current nominees for director in Class I recommended for election by the stockholders at the 2009 Annual Meeting are current members of the Board. In 2008, the Corporate Governance and Nominating Committee retained Russell Reynolds Associates for assistance in identifying and/or evaluating potential director nominees. In evaluating candidates for director, the Corporate Governance and Nominating Committee uses the qualifications described above, and evaluates stockholder candidates in the same manner as candidates from all other sources. Based on the Corporate Governance and Nominating Committee’s evaluation of each of the current nominees’ satisfaction of the qualifications described above and his or her prior performance as a director, the Corporate Governance and Nominating Committee determined to recommend all of the Class I directors for re-election. The Corporate Governance and Nominating Committee has not received any nominations from stockholders for the 2009 Annual Meeting.

The Finance Committee currently is comprised of four non-employee directors, Messrs. Whisler (Chair), Hart and Lakefield and Ms. Krongard. The Finance Committee met 13 times in 2008. The Finance Committee assists the Board of Directors through oversight of our financial affairs, and recommends to the Board financial policies and courses of action, including operating and capital budgets, to accommodate our goals and operating strategies while maintaining a sound financial condition. A copy of our Finance Committee charter is available on our website at www.usairways.com. We will also provide a copy of the charter to stockholders, free of charge, upon request.

The Labor Committee currently is comprised of Messrs. Parker (Chair), Baum and Lakefield. The Labor Committee met five times in 2008. The Labor Committee meets with representatives of our labor organizations to discuss ideas and concerns of the labor organizations. A copy of our Labor Committee charter is available on our website at www.usairways.com. We will also provide a copy of the charter to stockholders, free of charge, upon request.

Presiding Director of Board Meetings in Executive Session	Pursuant to the Governance Guidelines and NYSE listing standards, our non-management directors meet periodically in executive session without the presence of management. The Chairman of the Corporate Governance and Nominating Committee serves as the Chairman of these executive sessions.

Annual Meeting Attendance	We do not have a policy regarding our directors’ attendance at our Annual Meetings, and members of the Board of Directors are not required to attend. All of our directors attended the 2008 Annual Meeting of Stockholders held on June 11, 2008.

Communications with the Board and Non-Management Directors	Stockholders and other interested parties may communicate directly with any of our senior management, the independent members of the Board of Directors or any Chairman of a Board Committee, including the Chairman of executive sessions of non-management directors, by writing directly to those individuals at our principal executive office at 111 West Rio Salado Parkway, Tempe, Arizona 85281. Stockholder communications related to director candidate recommendations should be directed to Mr. Kraemer, the Chairman of the Corporate Governance and Nominating Committee. In addition, any concerns related to our financial or accounting practices may be communicated directly to Mr. Philip, the Chairman of the Audit Committee.

Board Self-Evaluation	The Corporate Governance and Nominating Committee conducts a periodic assessment of the performance of the Board of Directors, including Board Committees, and provides the results to the full Board for discussion. The purpose of the review is to increase the effectiveness of our Board of Directors as a whole and of each of our committees. The assessment includes evaluation of the Board of Directors and each Committee’s contribution as a whole, specific areas in which the Board of Directors, the Committee and/or management believe better contributions could be made, and overall Board and Committee composition and makeup.

Code of Ethics	All of our employees, including our principal executive officer, principal financial officer and principal accounting officer, and our directors are required by our Code of Business Conduct and Ethics (“Code of Ethics”) to conduct our business in the highest legal and ethical manner. Our Code of Ethics meets the requirements of a “code of ethics” as defined by Item 406 of SEC Regulation S-K. Our Code of Ethics also meets the requirements of a code of business conduct and ethics under

NYSE listing standards. The full text of our Code of Ethics is available on our website at www.usairways.com under the links “About US” — “Investor Relations” — “Corporate Governance.” We will also provide a copy of our Code of Ethics to stockholders, free of charge, upon request. We intend to post amendments to or waivers from the Code of Ethics as required by applicable rules at this location on our website.

Our employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Audit Committee Report	The Audit Committee acts under a written charter adopted by the Board. A copy of the Audit Committee charter is available on our website at www.usairways.com.

The Audit Committee has reviewed and discussed with our management our audited financial statements for the fiscal year ended December 31, 2008 (the “Audited Financial Statements”).

The Audit Committee has discussed with KPMG LLP, our independent registered public accounting firm for the fiscal year ending December 31, 2008, the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), which supersedes Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Audit Committee has received the written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee and us that might bear on the firm’s independence, and has discussed with KPMG LLP its independence and has considered the compatibility of the non-audit services provided by KPMG LLP with respect to maintenance of that independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the Audited Financial Statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Additional Information	The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

Respectfully submitted,

Audit Committee

George M. Philip (Chair)
Matthew J. Hart
Richard C. Kraemer
Denise M. O’Leary

DIRECTOR COMPENSATION

The table below sets forth information regarding compensation paid to our non-employee directors in 2008. The compensation elements are described in the narrative following the table.

					Change in
					Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation		Total
Name	($)	($) (1)	($) (2)	($)	Earnings	($)		($)

Richard A. Bartlett	$21,000 (3)	$0 (3)	—	—	—	$16,816	(4)	$37,816
Herbert A. Baum	$54,000	$6,224	—	—	—	$8,636	(5)	$68,860
Matthew J. Hart	$54,000	$6,224	—	—	—	$26,882	(6)	$87,106
Richard C. Kraemer	$66,000	$6,224	—	—	—	$27,336	(7)	$99,560
Cheryl G. Krongard	$46,000	$6,224	—	—	—	$7,975	(8)	$60,199
Bruce R. Lakefield	$50,000	$6,224	—	—	—	$7,614	(9)	$63,838
Denise M. O’Leary	$53,000	$6,224	—	—	—	$9,450	(10)	$68,674
George M. Philip	$62,000	$6,224	—	—	—	$8,393	(11)	$76,617
Edward L. Shapiro	$26,000 (3)	$0 (3)	—	—	—	$14,481	(12)	$40,481
J. Steven Whisler	$55,000	$6,224	—	—	—	$5,289	(13)	$66,513

(1)	Amounts in this column represent the aggregate amount of stock award expense in 2008 for the directors. For a description of the assumptions made to arrive at these amounts, see note 15 to US Airways Group’s consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008. The grant date fair value of the stock awards granted in 2008 is the same as the amount of expense for 2008.

(2)	The aggregate number of option awards outstanding for each of the directors at December 31, 2008 was as follows:

Name	Options

Herbert A. Baum	24,750
Matthew J. Hart	7,906
Richard C. Kraemer	28,461
Cheryl G. Krongard	8,250
Bruce R. Lakefield	8,250
Denise M. O’Leary	28,461
George M. Philip	8,250
J. Steven Whisler	27,224

(3)	Messrs. Bartlett and Shapiro ceased to serve on the Board of Directors upon the expiration of their terms on June 11, 2008, the date of the 2008 Annual Meeting of Stockholders and, therefore, did not receive any equity grants in 2008.

(4)	Amount includes $9,609 for travel benefits in 2008 and $7,207 in tax gross-up amounts received in 2008 for travel benefits in 2007.

(5)	Amount includes $1,369 for travel benefits in 2008, $1,027 in tax gross-up amounts received in 2008 for travel benefits in 2007, and $6,240 for insurance premiums paid under the charitable contribution program described below.

(6)	Amount includes $1,576 for travel benefits in 2008, $1,182 in tax gross-up amounts received in 2008 for travel benefits in 2007, and $24,124 for insurance premiums paid under the charitable contribution program described below.

(7)	Amount includes $8,754 for travel benefits in 2008, $6,566 in tax gross-up amounts received in 2008 for travel benefits in 2007, and $12,016 for insurance premiums paid under the charitable contribution program described below.

(8)	Amount includes $4,557 for travel benefits in 2008 and $3,418 in tax gross-up amounts received in 2008 for travel benefits in 2007.

(9)	Amount includes $4,351 for travel benefits in 2008 and $3,263 in tax gross-up amounts received in 2008 for travel benefits in 2007.

(10)	Amount includes $3,134 for travel benefits in 2008, $2,350 in tax gross-up amounts received in 2008 for travel benefits in 2007, and $3,966 for insurance premiums paid under the charitable contribution program described below.

(11)	Amount includes $4,796 for travel benefits in 2008 and $3,597 in tax gross-up amounts received in 2008 for travel benefits in 2007.

(12)	Amount includes $8,275 for travel benefits in 2008 and $6,206 in tax gross-up amounts received in 2008 for travel benefits in 2007.

(13)	Amount includes $756 for travel benefits in 2008, $567 in tax gross-up amounts received in 2008 for travel benefits in 2007, and $3,966 for insurance premiums paid under the charitable contribution program described below.

Board of Director Fees

Non-employee directors of US Airways Group are paid an annual retainer of $20,000 in cash in four quarterly payments, plus $1,000 for each Board or committee meeting attended in person or by telephone. In addition, non-employee directors who serve as committee chairs, other than the audit committee, receive an annual retainer of $4,000. The audit committee chair receives a $10,000 annual retainer. Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings. Directors who are employees of US Airways Group receive no directors’ fees.

Equity Compensation Awards

US Airways Group, Inc. 2008 Equity Incentive Plan

In November 2008, the Corporate Governance and Nominating Committee recommended to the Board, and the Board approved, a director compensation policy regarding the annual equity grant we make to our non-employee directors. The policy provides that each incumbent non-employee director receives, in accordance with the terms of the 2008 Equity Incentive Plan and subject to the discretion of the Board, an annual equity award of fully vested shares of common stock following each annual meeting of stockholders, with such shares having an aggregate fair market value on the date of grant of $60,000, rounded down to the next whole number of shares. Fair market value is defined in the plan as the closing price of our common stock on the NYSE on the date of grant. In addition, as described below, effective for 2008 the Board has established stock ownership requirements for each non-employee director. The Committee believes that by granting shares of the Company’s common stock (instead of issuing stock options as had been the practice in the past), moving to a fixed dollar amount of equity compensation, and establishing requirements for ownership of equity by our directors, we have made the equity component of our directors’ compensation consistent with current best practices and further aligned our program with the interests of our stockholders. The changes to our program will also ensure that we are competitive with other airlines and public companies with similar size annual revenues to allow us to most effectively retain and recruit qualified Board members.

US Airways Group, Inc. 2005 Equity Incentive Plan

Until September 2007, pursuant to the terms of the 2005 Equity Incentive Plan, each new non-employee director automatically received a grant of up to 4,125 options exercisable for shares of our common stock at the fair market value per share on the date of grant, which was the date of initial election or appointment to the Board. The number of shares subject to the award was reduced pro rata for each full month since the previous annual meeting that the individual had not served as a director. Each option was fully vested on the date of grant. Fair market value is defined in the plan as the closing price of our common stock on the NYSE on the date of grant. In addition, until September 2007, each non-employee director received, on the date of each annual meeting of stockholders and in accordance with the terms of the 2005 Equity Incentive Plan, an annual grant of 4,125 options exercisable for shares of our common stock at the fair market value per share on the date of grant. Each option was fully vested on the date of grant.

In September 2007, the Board of Directors determined that all future annual grants would be in the form of a fully-vested stock bonus award. In accordance with the terms of the 2005 Equity Incentive Plan, the stock bonus awards consisted of an amount of shares of common stock (rounded down to the nearest whole share) equal to (1) the fair value of the grant of 4,125 options, calculated in the same manner used by us in our financial statements, divided by (2) the fair market value of our common stock on the date of grant. On June 11, 2008, each director received a stock bonus award of 1,945 shares under the 2005 Equity Incentive Plan. With the adoption of the 2008 Plan, US Airways Group can no longer issue any additional awards to non-employee directors under the 2005 Equity Incentive Plan.

America West 1994 and 2002 Incentive Equity Plans

Under the America West 2002 Incentive Equity Plan and the America West 1994 Incentive Plan, non-employee directors received formula grants of options and restricted stock. In connection with the merger of US Airways Group and America West Holdings Corporation (“America West Holdings” or “America West”) on September 27, 2005, all outstanding options of America West Holdings, including those held by non-employee directors under the 1994 Incentive Equity Plan and 2002 Incentive Equity Plan, were converted into options exercisable for shares of common stock of US Airways Group, pursuant to the terms of the merger agreement. US Airways Group can no longer issue any additional awards to non-employee directors under these plans.

Travel Benefits

Our non-employee directors and their immediate family members, including dependent children, are provided free transportation on US Airways and US Airways Express, along with reimbursement for federal and state income taxes in connection with that travel. Each non-employee director is responsible for reimbursing any taxable expense related to international travel. Non-employee directors are also granted 12 roundtrip or 24 one-way passes each year for free transportation on US Airways and US Airways Express (along with reimbursement of related taxes) that they may distribute to family and non-family members, and have access to our lounges in various airports. In 2008, all of our non-employee directors used these travel benefits.

Upon separation of service, our non-employee directors continue to receive the same travel benefits for a period of five years, if they served at least two years on the Board of Directors, or for their lifetime, if they served at least seven years on the Board of Directors. These post-separation travel benefits, however, do not include reimbursement for federal and state income taxes in connection with the travel. In addition, the post-separation travel benefits are suspended as to a former director if, and for such time as, such former director is an employee, director, ten percent or more stockholder of, or partner in, or a consultant to, any other airline.

Stock Ownership Guidelines

Effective as of June 11, 2008, the date of the 2008 annual grant of equity awards, each incumbent non-employee director is required to retain, until his or her completion of service with our Board of Directors, a number of shares of our common stock equal to at least 50% of the cumulative shares of common stock granted to that director pursuant to the annual equity award granted in the three years following the implementation of these guidelines in September 2007. Any new non-employee director that joins the Board of Directors after the effective date of the guidelines must retain 50% of the cumulative shares of common stock granted to that director in the form of stock bonus awards in his or her first three years of service.

Directors’ Charitable Contribution Program

America West Holdings previously maintained the America West Holdings Corporation Directors’ Charitable Contribution Program under which all directors of America West Holdings were invited to participate. Under the Charitable Contribution Program, upon the death of a participant, America West Holdings (or its successor) is required to donate $1 million to one or more qualifying charitable organizations chosen by the participant. A director has to be vested in the Charitable Contribution Program in order for his or her designated recipient to receive a donation. All participants serving as directors of America West Holdings at the time of the merger became vested in the Charitable Contribution Program, and the Charitable

Contribution Program may not be terminated with respect to these individuals. Current directors who are participants in the Charitable Contribution Program include: Ms. O’Leary and Messrs. Baum, Hart, Kraemer, Parker and Whisler. The charitable contributions will be substantially funded by life insurance proceeds from policies maintained by us on the lives of the participants. Under the terms of the Charitable Contribution Program, America West Holdings was allowed to place joint life insurance on two directors. The life insurance policies currently in place under the Charitable Contribution Program are structured as joint policies on the lives of two directors and the insurance benefits are payable at the death of the last survivor. Individual directors derive no direct financial benefit from the Charitable Contribution Program because all insurance proceeds are to be paid and all tax deductions for the charitable contributions accrue solely to us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Richard A. Bartlett, who ceased service as a member of our Board of Directors in June 2008, is a greater than 10% owner of Air Wisconsin. US Airways and Air Wisconsin entered into a regional jet services agreement under which Air Wisconsin provides regional jet service under a US Airways Express code share arrangement. The amount paid to Air Wisconsin in 2008 was approximately $344 million.

On January 21, 2009, the Compensation and Human Resources Committee approved additional relocation benefits to Executive Vice President and Chief Operating Officer Robert Isom to assist him in completing his relocation to the Phoenix, Arizona area. Under the program approved by the Committee, in February 2009, we purchased Mr. Isom’s residence in Minnesota through a transaction with a third party relocation provider for a total of $1.35 million, which included a payment to Mr. Isom for his loss on the sale of the home. The third party provider will sell the home on our behalf, and we will receive the proceeds from that sale, with any gain or loss on resale becoming our responsibility. We will also pay any out-of-pocket expenses (e.g., transfer taxes, maintenance, utilities, insurance, etc.) and associated fees related to the purchase and resale of the home. The Committee also approved payment of a tax gross-up to Mr. Isom for any amounts deemed taxable compensation to him as a result of our purchase of his residence.

We have entered into indemnity agreements with our officers and directors that provide, among other things, that we will indemnify each such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of US Airways Group or its subsidiaries.

Policies and Procedures For Review and Approval of Related Person Transactions

We believe that business decisions and actions taken by our officers, directors and employees should be based on the best interests of US Airways Group, and must not be motivated by personal considerations or relationships. We attempt to analyze all transactions in which US Airways Group participates and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations.

Related persons include any of our directors or executive officers, certain of our stockholders and immediate family members of any of the above persons. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the interests of US Airways Group. Our Code of Ethics requires all employees, including our principal executive officer, principal financial officer and principal accounting officer, and our directors, who may have a potential or apparent conflict of interest to fully disclose all the relevant facts to either a personnel supervisor, if applicable; to the Compliance Officer; or to the General Counsel’s office. Once a personnel supervisor, the Compliance Officer or the General Counsel’s office receives notice of a conflict of interest, they will report the relevant facts to our internal auditors. The internal auditors will then consult with the Audit Committee and a determination will be made as to whether the activity is permissible. The full text of our Code of Ethics is available on our website at www.usairways.com under the links “About US” — “Investor Relations” — “Corporate Governance.”

In addition to the reporting requirements under the Code of Ethics, each year our directors and officers complete Directors’ and Officers’ Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. A list is then maintained by us of all companies known to us that are affiliated with a related person. Any potential transactions with such companies or other related person transactions are reviewed by our Executive Vice President — Corporate and brought to the attention of the Audit Committee as appropriate. Our Audit Committee is responsible for reviewing and approving all material transactions with any related person.

EXECUTIVE OFFICERS

The following table lists our executive officers as of April 13, 2009. Each of the executive officers is also an executive officer of US Airways.

Name	Age

W. Douglas Parker	47	Chairman of the Board and Chief Executive Officer
J. Scott Kirby	41	President
Robert D. Isom, Jr.	45	Executive Vice President and Chief Operating Officer
Stephen L. Johnson	52	Executive Vice President — Corporate
Derek J. Kerr	44	Executive Vice President and Chief Financial Officer
Elise R. Eberwein	43	Senior Vice President — People and Communications
C.A. Howlett	65	Senior Vice President — Public Affairs

Set forth below is certain information as of April 13, 2009 regarding our executive officers other than W. Douglas Parker, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

J. Scott Kirby, Age 41. Mr. Kirby joined America West Airlines, Inc. (“AWA”) as Senior Director — Schedules and Planning in October 1995. In October 1997, Mr. Kirby was elected to the position of Vice President — Planning and in May 1998, he was elected to the position of Vice President — Revenue Management. In January 2000, he was elected to the position of Senior Vice President — E-Business and Technology of AWA. He was elected as Executive Vice President — Sales and Marketing of AWA in September 2001. Mr. Kirby served as Executive Vice President — Sales and Marketing of US Airways Group and US Airways from the effective date of the merger with America West Holdings on September 27, 2005 until his promotion to President of each entity on October 1, 2006.

Robert D. Isom, Age 45. Mr. Isom joined AWA as Senior Director — Financial Planning and Analysis in 1995. He was elected to Vice President — Operations Planning for AWA in 1997. In 2000, Mr. Isom was elected to the position of Vice President — Revenue Management. Mr. Isom left AWA in 2000 to serve as Vice President — Finance for Northwest Airlines, Inc. In 2001, he was appointed Vice President — International for Northwest Airlines, and in 2003 he was appointed Senior Vice President — Ground Operations and Customer Service. Mr. Isom left Northwest Airlines in 2005 to serve as Chief Operating Officer for GMAC, Residential Finance Group, GMAC ResCap. He was appointed Chief Restructuring Officer of GMAC in 2006. In September 2007, Mr. Isom was elected Executive Vice President and Chief Operating Officer for US Airways Group and US Airways.

Stephen L. Johnson, Age 52. Between 1995 and 2003, Mr. Johnson held a variety of positions with America West Holdings Corporation prior to its merger with US Airways Group, including senior vice president, legal and executive vice president, corporate. Since 2003, Mr. Johnson has been employed as a partner at Indigo Partners LLC, a Phoenix-based private equity firm, which specializes in acquisitions and strategic investments in the airline, aircraft finance and aerospace industries. Effective March 16, 2009, Mr. Johnson was elected Executive Vice President — Corporate for US Airways Group and US Airways.

Derek J. Kerr, Age 44. Mr. Kerr joined AWA as Senior Director — Financial Planning in April 1996. He was elected to the position of Vice President — Financial Planning and Analysis in May 1998. In February 2002, Mr. Kerr was elected Senior Vice President — Financial Planning and Analysis. He was elected as Senior Vice President and Chief Financial Officer of AWA and America West Holdings in September 2002, and has served as Senior Vice President and Chief Financial Officer of US Airways Group and US Airways since the effective date of the merger with America West Holdings on September 27, 2005. In January 2009, Mr. Kerr was appointed as Executive Vice President and Chief Financial Officer of US Airways Group and US Airways.

Elise R. Eberwein, Age 43. Ms. Eberwein joined AWA in September 2003 as Vice President — Corporate Communications. Prior to joining AWA, Ms. Eberwein held various communications positions for three other airlines, including Denver-based Frontier Airlines where she served as Vice President,

Communications from 2000 until she joined AWA. From September 27, 2005, the effective date of the merger, through October 2005, Ms. Eberwein served as Vice President — Corporate Communications of US Airways Group and US Airways. She served as Senior Vice President — Corporate Communications of US Airways Group and US Airways from November 2005 to September 2006, when she was appointed as Senior Vice President — People, Communication and Culture of each entity. In August 2008, Ms. Eberwein’s title was shortened to Senior Vice President — People and Communications.

C.A. Howlett, Age 65. Mr. Howlett joined AWA as Vice President — Public Affairs in January 1995. On January 1, 1997, he was elected Vice President — Public Affairs of America West Holdings. He was elected as Senior Vice President — Public Affairs of AWA and America West Holdings in February 1999. Mr. Howlett has served as Senior Vice President — Public Affairs of US Airways Group and US Airways since the effective date of the merger with America West Holdings on September 27, 2005.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee

The Compensation and Human Resources Committee of the Board of Directors of US Airways Group (the “Committee”) administers our compensation program for all officers, including the named executive officers. The Compensation Committee is comprised of four independent directors.

Overview

In 2008, the U.S. airline industry faced an extraordinarily challenging environment. Airlines incurred significant losses as they faced staggering increases in the price of fuel throughout most of 2008. Even as fuel prices began to decline in the latter part of 2008, airlines continued to incur losses due to fuel hedges entered into earlier in the year ahead of the decline that then caused a short term drain on liquidity as airlines were forced to post significant amounts of collateral with their fuel hedging counterparties. As the year progressed, general economic conditions also deteriorated, exacerbating the challenges faced within the industry. In response to these events, we implemented several initiatives to reduce costs, increase revenue, preserve liquidity and raise additional capital.

Although we performed well in 2007 from a financial perspective, our operating performance and customer service during that year was unacceptable. For 2007, US Airways ranked last in on-time arrivals among the ten largest airlines as measured by the Department of Transportation (DOT), and our customer complaints and mishandled baggage rates were extremely high. By the end of 2007, the Board determined that improving our operation and significantly improving key customer service metrics was our most important priority.

Despite the cost reduction efforts, throughout 2008 we continued several major ongoing initiatives to improve customer service. We believe that our focus on excellent customer service in every aspect of our operations, including personnel, flight equipment, inflight and ancillary amenities, on-time performance, flight completion ratios and baggage handling, will strengthen customer loyalty and attract new customers. One of the initiatives we implemented to address those performance issues was an amendment to our 2008 annual incentive plan requiring that both financial and operational goals be considered.

As a result of the initiatives mentioned above, and our amendment to the incentive plan, for 2008, our 80.1% on-time performance ranked first among the “Big Six” hub and spoke carriers and second among the ten largest U.S. airlines as measured by the DOT’s Consumer Air Travel Report. In addition, our mishandled baggage ratio per 1,000 passengers improved dramatically to 4.77, representing more than a 40% improvement from our 2007 rate of 8.47. Our rate of customer complaints filed with the DOT per 100,000 passengers also improved, decreasing to 2.01 in 2008 from 3.16 in 2007. Employees shared approximately $18 million in total for the 2008 operational performance through a monthly bonus program, called “Triple Play,” which pays a $50 bonus to employees below the executive level for each month our airline achieves a top-three finish among the ten largest U.S. carriers for on-time arrivals, mishandled baggage and customer complaints as measured by the DOT.

We also implemented several new initiatives in 2008 to generate additional revenue. These include a first and second checked bag service fee, processing fees for travel awards issued through our Dividend Miles frequent traveler program, our new Choice Seats program, increases to the cost of call center/airport ticketing fees and increases to certain preexisting service fees. These new services and fees have generated approximately $255 million in revenue since they were implemented in May 2008, and we anticipate they will generate in between $400 million and $500 million annually in additional revenue.

In 2008, we also took several actions to improve our liquidity position. These included an underwritten public stock offering in August 2008 that raised net proceeds of approximately $179 million and a series of financial transactions in October 2008 that raised approximately $810 million in gross proceeds and included a $400 million paydown at par of our $1.6 billion credit facility administered by Citicorp North America and a corresponding reduction in the unrestricted cash covenant contained in the credit facility. The results that we achieved in these liquidity efforts were particularly significant given the severe conditions in the capital markets in the latter part of 2008.

Executive compensation in 2008 reflected the intense operations focus and the efforts of our management team, which generated the airline’s solid turnaround operational performance and moved US Airways into first position in terms of on-time performance as measured by the DOT among the six largest airlines. Our 2008 executive compensation also reflects the efforts of our management team to successfully raise liquidity during extraordinarily challenging economic and market conditions. However, 2008 executive compensation also reflected the extraordinarily difficult operational and business environment and is discussed in more detail below. We did not achieve the 2008 financial targets under our annual incentive program. In addition, a significant part of the value of the compensation for our named executive officers is tied to the price of our common stock, which was directly impacted by economic and market conditions in 2008. Our cash-settled long term incentive compensation program pays out based on our relative “total stockholder return,” or “TSR,” ranking over the three-year period ending in 2008 against a pre-defined airline peer group. Payouts in 2008 reflected our ranking above the threshold TSR level but below target level. Our equity compensation decisions in 2008 similarly took into account the decline in our stock price and industry pressures. Also, our annual equity grant in April 2008 was limited by the remaining pool of shares available under our 2005 Equity Incentive Plan and constraints to provide similar values of prior years’ grants. This, in turn, would have resulted in a decrease of total compensation value for our executives that might have eroded our ability to attract and retain key talent. As a result, in August 2008, following Shareholder approval of the 2008 Equity Incentive Plan, the Committee determined to make a special grant of stock appreciation rights. Each of these compensation decisions is discussed in greater detail below.

In addition to the above decisions regarding executive compensation, the Committee also monitors ongoing industry and economic conditions. The named executive officers did not receive a merit salary increase in 2007. In April 2008, the Committee determined, based on our Chief Executive Officer’s recommendation, to award merit increases to the named executive officers, other than the Chief Executive Officer. In April 2009, the Committee determined, based on management’s recommendation, it would not provide merit salary increases in the current year to the executive officers.

Compensation Policies and Objectives

The principal objectives of our executive compensation program are to maximize stockholder value over time by:

•	attracting and retaining high-quality, results-oriented executives who remain motivated to continue employment with the Company and help the Company remain competitive and thrive over the long-term;

•	aligning the interests of employees and stockholders through stock-based compensation and annual and long-term performance incentive awards;

•	rewarding executives for achieving strategic, operational and financial goals that are consistent with stockholder interests;

•	increasing the relative amount of variable compensation as management responsibilities increase; and

•	providing a compensation package that recognizes both individual contributions and corporate performance.

In 2008, our executive compensation program consisted of base salaries, annual cash incentive awards, cash-based long-term incentive awards, equity awards, and other perquisites and employee benefits. In creating and implementing these programs, the Committee principally considers compensation trends in the aviation industry, as well as current trends among general industry. Since the time of the merger between America West and US Airways in 2005, the Committee has taken into account the need to attract and retain executives who have proven experience leading larger and more complex airlines that operate more diverse fleet types, have expanded global operations and serve a more diverse customer base. Each element of our executive compensation program is described in greater detail below.

Compensation Consultants

The Compensation Committee retains independent consultants from time to time to analyze the competitiveness of our executive compensation relative to other major airlines and other public companies of comparable size. In 2008, the Committee engaged Watson Wyatt Worldwide, a as its independent compensation consultant, to assist it in administering our executive compensation program. The Committee has sole responsibility to engage and retain its consulting firm. Watson Wyatt did not conduct any other work for US Airways in 2008 outside of the executive compensation consulting services described herein; the Committee monitors Watson Wyatt’s other consulting services and associated fees.

Watson Wyatt was asked to review and provide assistance in preparing the 2008 performance metrics and setting performance goals for our incentive compensation plan and to provide comparative information and analysis for our executive compensation programs. In preparing its compensation analysis for 2008, the consultant compared various components of compensation provided to our executives with the compensation provided to similarly-situated executives at the following U.S. airlines: American Airlines, Alaska Airlines, Continental Airlines, Delta Air Lines, Northwest Airlines, United Airlines, JetBlue Airways and Southwest Airlines, as well as providing information from broader market survey data covering companies of similar size (generally between $10 billion and $15 billion in revenue) in general industry. This airline peer group was selected because we compete with its members for executive talent.

Executive Compensation Mix with an Emphasis on Variable Pay

The Committee believes that emphasizing and increasing variable pay, as executives’ responsibility and oversight increases, is a key driver in establishing a culture of accountability. The Committee also believes variable pay supports its goal to align executive and stockholder interests. For 2008, 85% of the Company’s Chief Executive Officer compensation was variable and tied to long-term stockholder value creation. For the Company’s other named executive officers, compensation for 2008 was on average 78% variable. The illustrations below include a comparison of base salary to variable pay, which includes the annual bonus, LTIP and annual equity grants.

Base Salary

Base salaries are the most basic form of compensation and are integral to any employment arrangement. In keeping with our compensation policies and objectives as described above, base salary increases are focused on rewarding individual performance and competence. Base salary adjustments are based on several factors, including:

•	the executive’s level of responsibility and officer status;

•	the range of salaries for the particular level of executive in relation to that of the Chief Executive Officer;

•	general levels of market salary increases; and

•	the Committee’s evaluation of the performance of the executive over time.

The Committee’s strategy with respect to base salaries for our key salaried employees is: (1) to avoid dramatic changes other than to make adjustments to reflect market movements and promotions, significant changes in responsibility and individual performance; and (2) to reduce the emphasis on fixed compensation by establishing base salaries at a mid-range relative to base salaries for similar positions at other major airlines and establishing “at risk” components for a significant percentage of each executive’s total compensation.

In April 2008, the Committee undertook a review of the base salaries of the named executive officers, taking into account the fact that the Committee did not award any merit increases to the named executive officers in 2007. As part of its review, the Committee considered general industry benchmark data, a comparison of the base salaries of our named executive officers to similarly situated executives at our peer companies, and the recommendations of our Chief Executive Officer for each of the named executive officers other than himself. Following its analysis, the Committee decided to award merit increases to our named executive officers other than Mr. Parker, taking into account retention concerns both from within and outside of the airline industry and the need for base salaries to remain competitive with those of our peer group. In addition, for Mr. Isom, the Committee took into account the operational improvements he had led since joining the Company in September 2007. Effective April 28, 2008, the base salaries for our named executive officers, other than Mr. Parker, were increased as follows:

Named Executive Officer	2008 Base Salary	Prior Base Salary

J. Scott Kirby	$510,000	$490,000
Robert D. Isom, Jr.	$450,000	$400,000
Derek J. Kerr	$330,750	$315,000
Elise R. Eberwein	$299,600	$280,000

The Committee also considers industry peer data as well as data from similar-sized companies when establishing its executive compensation programs. We rely on aviation industry data because we compete with other airlines for executives who have broad industry knowledge as well as specific industry expertise. We also analyze general industry data for similar sized companies because our executives have skill sets that are transferable outside of the airline industry. In 2008, Mr. Parker’s base salary, which is guaranteed, was at the 50th percentile compared to the list below, which provides an illustration of our CEO pay relative to airlines with which we compete, and was the lowest base salary of the CEOs of the five largest hub and spoke airlines. Among the general industry, Mr. Parker’s base salary was below the 50th percentile.

CEO Base Pay Comparisons

Base Salary (Peer Airlines)*
UAL Corporation	$850,000
Continental Airlines**	$712,500
AMR Corporation	$666,348
Delta Airlines**	$600,000
Hawaiian Holdings Inc.	$583,182
US Airways Group, Inc. (since 9/1/2001)	$550,000
Air Tran Holdings	$500,000
JetBlue Airways Corporation**	$500,000
Southwest Airlines Corporation	$441,121
Alaska Air Group, Inc.	$360,000
Frontier Airline Holdings***	$345,165
Average Base Salary (Peer Airlines)	$555,832

*	Amounts are derived from the most recent compensation data available as of the date of this proxy statement.

**	Represents the current base rate of pay which is different than actual pay as reported in the Summary Compensation Table.

***	Includes the combination of the salary of the former CEO and the current CEO for Frontier’s 2007-2008 fiscal year.

From the time of the merger through 2008, Mr. Parker has continued to receive a base salary of $550,000. This amount reflects the minimum amount of base salary to which Mr. Parker is entitled under his employment agreement. At his own request, Mr. Parker’s base salary has not increased since September 2001. Also as noted above, in April 2009, based on management’s recommendation, the Committee determined not to provide merit salary increases for 2009 for the executive officers.

Annual Incentive Compensation

The Committee considers management input on its executive compensation programs but relies on its outside consultant, Watson Wyatt, for perspective and best practice guidance. The Committee corresponds independently with its consultant and receives various academic and research analysis on executive compensation to help guide it when establishing the Company’s executive compensation programs. The overarching goal of the Committee is to create annual incentive compensation programs for our executives that focus the management team’s efforts on key short-term operational and financial goals that ultimately align management and stockholder interests over the long-term. Our executive officers and other key salaried employees have the opportunity to earn cash incentive awards under the annual incentive program if annual corporate goals are achieved and individual performance is consistent with predetermined performance criteria. Targeted payouts are designed to provide a level of total cash compensation that when combined with base salaries and long-term incentive compensation ensures we are competitive with other major airlines and that also reflects the relative responsibilities of our executives. Annual incentives also provide us with a valuable retention tool, as employees in most cases must remain employed through the payment date in order to receive payment of any potential annual incentive program awards.

The Committee made annual incentive awards in 2008 under the Incentive Compensation Plan of US Airways Group, Inc., referred to as the “ICP”. Under the ICP, the Committee must establish annual incentive goals within the first 90 days of the calendar year. The Committee may, in its discretion, increase or decrease the amount of ICP awards that are not designed to comply with the rules regarding performance-based compensation under Section 162(m) of the Internal Revenue Code, based on the individual’s performance. ICP awards that are designed to comply with the rules regarding performance-based compensation under Section 162(m) of the Internal Revenue Code may be decreased in the Committee’s discretion, but may not be increased.

In March 2008, management provided input for setting the target payout levels for 2008 for individuals under the ICP based upon a percentage of base salary at each officer level. The Committee’s consultant, Watson Wyatt, provided counsel on establishing targets using aviation and general industry compensation practices. Based on input from management and the consultant, the Committee established the following target payout levels for the named executive officers in 2008:

2008 Target Payout Level
Named Executive Officer	as a Percentage of Base Salary

W. Douglas Parker	100%
J. Scott Kirby	80%
Robert D. Isom, Jr.	80%
Derek J. Kerr	60%
Elise R. Eberwein	60%

These percentages were increased from the 2007 target payout levels of 80%, 70% and 45% for the Chief Executive Officer, President/Executive Vice Presidents and Senior Vice Presidents, respectively. The revised structure was designed to further our compensation goal of increasing the relative amount of compensation at risk as management responsibilities increase, by making a higher proportion of the total compensation for higher level executives contingent upon achieving stated annual corporate goals. In addition, Mr. Parker’s employment agreement provides that he will have the opportunity to earn a target annual incentive award of at least 80% of his base salary and a maximum annual incentive award of 160% of his base salary. The Compensation Committee takes these provisions into account when it makes its annual incentive compensation decisions.

In designing the performance criteria for the 2008 annual incentive program, the Committee focused on two principal considerations derived from the Company’s 2007 results. First, while our financial performance in 2007 represented the second most profitable year in the Company’s history (including pre-merger America West and US Airways) and also resulted in the distribution of profit sharing payouts of $49 million to all non-executive employees, including unionized employees, the 2007 financial targets were established at an extremely high financial threshold and without consideration of achieving other operational goals. The financial targets were the only measures used under the program at that time, and as a result, notwithstanding this record financial performance, no annual incentive payments were made to the executive officers in 2007.

Second, while the management team achieved excellent financial performance in 2007, the Company’s operational performance in 2007 was unacceptable. Our airline ranked last among peer companies in on-time performance, as measured by the DOT for 2007. We also ranked last or next to last in mishandled baggage rates among our peers in 10 of the 12 months of 2007, again using DOT measurements. Our performance resulted in high levels of customer complaints, diminished employee morale, and negative press coverage. In the second half of 2007, we began a concerted effort to address our operational performance, reflected in part by the recruitment of Mr. Isom as our Executive Vice President and Chief Operating Officer, who was specifically tasked to address these issues. In addition, we amended our all-employee “Triple Play” program, which pays a $50 bonus to all employees below the senior management level for each month our airline achieves a top-three finish among the ten largest U.S. carriers for on-time arrivals, mishandled baggage and customer complaints as measured by the DOT. Finally, to maximize incentives to fix our operation and improve customer service, the Committee considered amending our annual incentive program to require that financial performance and improvement of key operating and customer service metrics be considered. Watson Wyatt also provided key input and counsel to the Committee and helped establish the criteria for our 2008 annual bonus program, including establishing both financial and operational objectives.

Taking these recommendations into account, in March 2008 the Committee established a corporate financial performance metric of 2008 pre-tax income that corresponds to the metric used for our all-employee profit sharing program. The Committee also established operational performance targets based on specified levels of relative mainline on-time flight performance and year-over-year improvement for baggage handling. The relative on-time flight performance was based on the number of months we ranked among the top three airlines in on-time flight performance as determined by the DOT, and benchmarks against the same peer group of airlines used for our all-employee Triple Play program. The baggage handling improvement goal was based on the percentage improvement from 2007 in the internal mishandled baggage ratio of the number of reported cases of mishandled bags to the number of enplanements. The Committee believed using the internal rate of baggage handling established a higher standard for success and also reflected a more encompassing measurement of customer service.

The Committee further adjusted the weighting of the financial and operational goals with 50% tied to financial performance targets and 50% to operational performance targets. The operational performance targets were weighted 67% to relative on-time flight performance and 33% to internal baggage handling improvements.

The threshold, target and maximum performance levels for the financial and operational metrics, as well as the corresponding annual incentive funding level, weighted in the manner described above, were as follows:

Financial Metric:		2008 Pre-Tax Income	Funding Level (50% of Total)

	Threshold:	$1	0%
	Target:	$200 million	100%
	Maximum:	$400 million	200%

		Relative Mainline On-time
		Flight Performance Rating −
Operational Metrics:		Months in TopThree	Funding Level (33.5% of Total)

	Threshold:	3 months	50%
	Target:	4 months	100%
	Maximum:	7 months or more	200%

	Year-Over-Year Baggage
	Handling Improvement	Funding Level (16.5% of Total)

Threshold:	10%	0%
Target:	20%	100%
Maximum:	25%	200%

Any performance falling between threshold, target and maximum levels would result in a pro rata adjustment of funding level.

In 2008, we had a pre-tax net loss of $2.2 billion, and therefore failed to meet the threshold pre-tax earnings goals established by the Committee under the ICP. However, we ranked among the top three airlines in on-time flight performance as determined by DOT for nine months of 2008 (versus zero months in 2007) and achieved a 33.5% reduction in mishandled baggage in 2008 as compared to 2007. These results took the airline from worst place in respect of on-time performance in 2007 to first place performance in 2008 among the six largest carriers as measured by the DOT, and reduced the number of mishandled bags. As a result, we significantly improved our customer service, improved employee morale, dramatically and positively changed our media perception and coverage and, we believe, positioned our airline for improved financial performance in the future. These results also meant that we exceeded the maximum level on both operational metrics, which resulted in a funding level of 200% of target for each of these metrics. Due to the weighting on the financial and operational metrics, the 200% achievement of the operational metrics resulted in a overall target annual incentive funding level of 100%. As a result, subject to the discretion of the Committee, each named executive officer was entitled to receive his or her respective target annual cash incentive amount. These 2008 operational results, led by our management team and executed by all of the Company’s employees, also resulted in the distribution of 10 monthly bonus payments under the Triple Play operational incentive program, totaling approximately $18 million distributed among all our employees below the senior management level.

The Committee then reviewed the target annual cash incentive payout for each of the named executive officers, and considered the recommendation of the Chief Executive Officer to increase the incentive payout for the named executive officers other than himself based on their individual performance throughout the year. Based on its review and the recommendations of the Chief Executive Officer, the Committee approved a bonus payout for Mr. Parker at 100% of target, for Mr. Kirby at 120% of target, for Mr. Isom at 125% of target, for Mr. Kerr at 120% of target and for Ms. Eberwein at 120% of target. The increase in the annual incentive payouts for Messrs. Kirby and Isom reflected our significant operational improvement over the course of the year. The increase for Mr. Kirby also reflects strategic decisions made and led by Mr. Kirby during the year to address difficult economic conditions. The increase for Mr. Kerr reflected his successful efforts as part of our liquidity initiative in the second half of 2008, despite the extremely tight capital market conditions and the economic environment. The Committee also approved a $25,000 discretionary Chairman’s Award for Mr. Kerr in recognition of these efforts. The increase in the annual incentive payout for Ms. Eberwein reflected her efforts to improve communication among our largely mobile workforce and continue to engage our employees through various communication and recognition programs that aligned employee recognition with operational improvements, and drive improvements in the human resources department through the implementation of a new enterprise human resources management system.

  Cash-Settled Long-Term Incentive Compensation

Program Structure

We provide cash-settled long-term incentive compensation to our executives in order to focus our management team’s efforts on stockholder return over a multi-year period. The cash-settled long-term incentives motivate executives to achieve strategic, operating and financial goals consistent with stockholder interests and help align interests of employees and stockholders by tying payment directly to the change in our stock price, a measure which represents tangible returns for stockholders. In addition, long-term incentives provide us with a valuable retention tool, as employees in most cases must remain employed through the payment date in order to receive payment of their long-term incentive program awards. As with annual incentive compensation, targeted long-term incentive payouts are designed to combine with base salaries and annual incentives to provide a level of total cash compensation that is competitive with that of other major airlines, general industry, and that also is reflective of the relative responsibilities of our executives.

We have granted cash-settled long-term incentives under programs adopted under our 2005 Equity Incentive Plan. We refer to these annual programs as the long-term incentive program, or “LTIP.” Beginning with the program commencing in January 2009, the LTIP will be adopted under our 2008 Equity Incentive Plan, which replaces the 2005 Equity Incentive Plan. The LTIP is described in detail in the narrative to the Summary Compensation Table. The LTIP generally provides that, based on our relative “total stockholder return,” or “TSR,” ranking over a three year period against a pre-defined competitive peer group, and the attainment of at least a minimum threshold ranking, our participating key executives receive cash awards that represent the percentage of salary associated with the TSR ranking achieved. The Committee chose TSR as the performance measure for the LTIP because it is a measure commonly used in the airline industry and it aligns our executives interests with those of our stockholders. Furthermore, due to the volatility and highly competitive nature of the industry, the Compensation Committee determined that our TSR should be compared to that of our competitors in measuring performance. Measuring TSR in relation to other airlines also encourages management to not only drive returns for our stockholders but also to outperform other large U.S.-based airlines. The Committee established the following competitive peer group for purposes of the LTIP, consisting of U.S.-based, publicly traded airlines: AirTran, Alaska, American, Continental, Delta, Frontier, Hawaiian, JetBlue, Midwest Express, Northwest, Southwest and United. Midwest Express subsequently ceased to be publicly traded when it was acquired by a private investment firm in 2008. These companies were chosen because they reflect our competition for investor capital and in the Committee’s view were therefore appropriate for purposes of comparing TSR results under our LTIP. This list of peer airlines differs slightly from the comparison list used to analyze total compensation as discussed earlier in this report because some of the metrics used in our employee compensation programs are more relevantly compared to larger global airlines while other metrics used in our employee compensation programs rely on measurements against a more restrictive list of competitors (i.e. DOT only requires airlines with annual revenues of $1 billion or more to report their operational performance each month so we compare against that peer set when establishing operational goals).

Incentive awards are set as a percentage of base salary and vary by position, with higher percentages payable for higher level executives. This structure was designed to further our compensation goal of increasing the relative amount of compensation at risk as management responsibilities increase, by making a higher proportion of the total compensation for higher level executives contingent upon achieving stated long-term corporate goals. The Committee does not have discretion to increase or decrease the awards once a performance cycle has begun. However, the Compensation Committee may discretionarily determine special performance cycles other than the usual three-year periods beginning each January 1, if it deems it appropriate.

Current Performance Cycles

In November of 2005, following the completion of the merger in September 2005, the Committee adopted a special performance cycle for our officers that ended on December 31, 2008. The choice of September 27, 2005 as the starting date for the cycle reflected the Committee’s recognition that the combined company was essentially an entirely new company starting on that date, and therefore that date should be the starting point for measuring the success of the new company. All of the named executive officers except for Mr. Isom participated in the special performance cycle that ended December 31, 2008.

In March 2007, Committee established a three-year performance cycle commencing January 1, 2007 and ending December 31, 2009. Watson Wyatt provided an overview of the proposed 2007 program, taking into consideration input from management, and recommended retaining the threshold, target and maximum payout percentages. Watson Wyatt also recommended increasing the TSR ranking associated with the threshold payout percentage, to make the program more challenging, enhance the objective of encouraging executives to increase stockholder value, and better align the program with general market trends. At the same time, Watson Wyatt recommended making the maximum payout achievable at either a first or second TSR ranking versus peer airlines, encouraging attainment of the maximum payout while still keeping maximum performance at the top 10% of TSR performance among the peer group. The Committee determined that previous threshold, target and maximum long-term incentive payout levels remained appropriate for this cycle, while at the same time it made the recommended adjustments in the corresponding TSR rankings. Target long-term incentive payout levels for the 2007-2009 performance cycle, which are achieved at a TSR rank of 7 out of the 13 airlines in the peer group, remain at 125% of base salary at the Chief Executive Officer level, 115% of base salary at the President level, 100% of base salary at the Executive Vice President level, 70% of base salary at the Senior Vice President level. The table below illustrates the performance goals for the LTIP performance cycle ending December 31, 2009:

	Payout as a % of Base Salary
Company TSR Relative Rank	VP	SVP	EVP	President	CEO

1-2 of 13	90.00%	140.00%	175.00%	200.00%	200.00%	(Maximum	)
3 of 13	81.00%	126.00%	160.00%	183.00%	185.00%
4 of 13	72.00%	112.00%	145.00%	166.00%	170.00%
5 of 13	63.00%	98.00%	130.00%	149.00%	155.00%
6 of 13	54.00%	84.00%	115.00%	132.00%	140.00%
7 of 13	45.00%	70.00%	100.00%	115.00%	125.00%	(Target	)
8 of 13	20.00%	30.00%	43.00%	49.00%	54.00%	(Threshold	)
9-13 of 13	0.00%	0.00%	0.00%	0.00%	0.00%

In January 2008, the Committee established a three-year performance cycle commencing January 1, 2008 and ending December 31, 2010. Watson Wyatt again provided an overview of the proposed 2008 program, taking into consideration input from management, and recommended retaining the threshold, target and maximum payout percentages as well as the general structure used for the program adopted in 2007. Due to a decrease in the number of peer airlines as a result of the acquisition of Midwest Express by a private investment firm, Watson Wyatt recommended adjusting the target level to a TSR rank of 6 out of 12 airlines, but retaining the threshold level at a TSR rank of 8 out of 12 airlines to prevent a steep decrease in potential funding, and therefore incentives to the participant, due to a drop in just one rank from target. The Committee therefore determined that previous threshold, target and maximum long-term incentive payout levels remained appropriate for this cycle, while at the same time making the recommended adjustments to the corresponding TSR rankings. Target long-term incentive payout levels for the 2008-2010 performance cycle, which are achieved at a TSR rank of 6 out of the 12 airlines in the peer group, remain at 125% of base salary at the Chief Executive Officer level, 115% of base salary at the President level, 100% of base salary at the Executive Vice President level and 70% of base salary at the Senior Vice President level. More details with respect to the payment levels for the 2008-2010 performance cycle are set forth below in the narrative to the Summary

Compensation Table. The table below illustrates the performance goals for the LTIP performance cycle ending December 31, 2010:

	Payout as a % of Base Salary
Company TSR Relative Rank	VP	SVP	EVP	President	CEO

1-2 of 12	90.00%	140.00%	175.00%	200.00%	200.00%	(Maximum	)
3 of 12	78.75%	122.50%	156.25%	178.75%	181.25%
4 of 12	67.50%	105.00%	137.50%	157.50%	162.50%
5 of 12	56.25%	87.50%	118.75%	136.25%	143.75%
6 of 12	45.00%	70.00%	100.00%	115.00%	125.00%	(Target	)
7 of 12	32.50%	50.00%	71.50%	82.00%	89.50%
8 of 12	20.00%	30.00%	43.00%	49.00%	54.00%	(Threshold	)
9-12 of 12	0.00%	0.00%	0.00%	0.00%	0.00%

Results of Performance Cycle Ending December 31, 2008

For the three year performance cycle ending December 31, 2008, we attained a relative TSR ranking of 8th out of the peer group, which exceeded the threshold but did not meet the target. Consequently, each of the named executive officers, other than Mr. Isom (who instead participated in a special cycle discussed below), received a payout equal to approximately 86% of the target level set for the performance cycle. This payout level equated to 108% of base salary for Mr. Parker, 86% of base salary for Mr. Kirby and 60% of base salary for each of Mr. Kerr and Ms. Eberwein. The amounts payable under the three-year performance cycle ending December 31, 2008 are reflected in the Summary Compensation Table below in the Non-Equity Incentive Plan Compensation column.

Special Cycles

Upon the promotion of Mr. Kirby to our President in October of 2006, the Committee augmented Mr. Kirby’s existing awards under the LTIP by granting him new long-term incentive awards under the 2005 Equity Incentive Plan, for the purpose of increasing his performance-based compensation commensurate with his new position. For Mr. Kirby’s special performance cycle that began October 1, 2006 and ended December 31, 2008, we achieved a TSR ranking of 10th out of the peer group, which entitled Mr. Kirby to a payout equal to 5.88% of his salary. Mr. Kirby’s supplemental awards are described in more detail below in the narrative to the Summary Compensation Table.

Upon the hire of Mr. Isom as our Executive Vice President and Chief Operating Officer in September 2007, the Committee established two special performance cycles for him that began on September 6, 2007, and run through each of December 31, 2008 and 2009. For Mr. Isom’s special performance cycle that ended December 31, 2008, we achieved a TSR ranking of 12th out of the peer group, as a result of which Mr. Isom did not receive an LTIP payout. Mr. Isom’s special performance cycles are described in more detail below in the narrative to the Summary Compensation Table.

Stock-Based Compensation

We make annual awards of stock-based compensation in order to focus key employees on our performance over time and to provide key employees with incentives for future performance to link the interests of recipients and stockholders. The Committee believes that stock-based awards provide an appropriate incentive to employees to meet our long-term goal of maximizing stockholder value. Our insider trading policy prohibits executive officers from hedging the economic risk of security ownership. The Committee determines the number of awards to be granted to an individual based upon a variety of factors, including:

•	level of responsibility and job classification level;

•	job performance;

•	retention value; and

•	the results of compensation analysis described earlier in this report.

Since the merger in September 2005, our equity grants have consisted of grants of restricted stock units and stock appreciation rights, as described below in the narrative following the Summary Compensation Table. These grants have been made under the US Airways Group, Inc. 2005 Equity Incentive Plan, approved as part of the plan of reorganization in September 2005, and the US Airways Group, Inc. 2008 Equity Incentive Plan, which was approved by our stockholders at the 2008 Annual Meeting and that replaced the 2005 Equity Incentive Plan. Both plans are long-term compensation plans that provide for the award of incentive stock options, nonstatutory stock options, stock appreciation rights, stock purchase awards, stock bonus awards, stock unit awards, and other forms of equity compensation (including performance-based stock awards), as well as performance-based cash awards, to executives and other key salaried employees.

Restricted stock units and stock appreciation rights are subject to vesting requirements as determined by the Committee. The vesting requirements of restricted stock units are designed to increase retention and create incentives for the achievement of strategic and operational goals. The vesting schedule for stock appreciation rights is designed to provide an incentive to create stockholder value over time, since the full benefit of the stock appreciation rights cannot be realized unless stock appreciation occurs over a number of years. Restricted stock units may provide for dividend equivalents if so determined by the Committee. While we do not currently declare dividends, providing for dividend equivalents if and when dividends are declared better aligns the executive’s incentives with those of stockholders, who receive the actual dividend payment.

Our grants of equity compensation may also be affected by employment agreement provisions. Mr. Parker’s employment agreement provides that Mr. Parker will be granted equity-based awards commensurate with his status as our most senior executive officer, at the times when equity grants are made to other senior executive officers as a group.

The Committee has determined to make awards annually in the spring consistent with market practice to be a competitive employer and consistent with historical practice. In April 2007, the Committee adopted an equity grant policy to standardize the timing, practices and procedures in granting equity awards. The policy provides that equity grants, other than new hire, promotion or special purpose grants, will be granted once per year at the second regularly scheduled meeting of the Committee or at a special meeting held for this purpose as close in time to the regularly scheduled meeting as possible.

Following the merger, the Committee initially used a general guideline of a balanced approach mix of approximately 50% of the value of awards granted each year in the form of stock appreciation rights and 50% of the award value granted each year in the form of restricted stock units. In determining the overall value of the award, the Committee considers the various officer levels, both on a stand alone basis and in relation to each other.

In April of 2008, Watson Wyatt provided an analysis of the overall equity grant framework and individual grants for executive officers, taking into account the limited number of shares under the 2005 Equity Incentive Plan and the impact of a decline in the stock price on the number of stock appreciation rights and restricted stock units required to provide equivalent value to grants made in prior years. Watson Wyatt also noted the retention concerns shared by the Committee and by management, particularly in light of industry consolidation concerns and economic conditions in the industry. Watson Wyatt’s report provided alternatives based upon (1) the general principal of retaining similar overall value to the 2007 grant, but adjusting the number of awards to reflect the then current stock price, noting that this approach would likely deplete the share reserve under the 2005 Equity Incentive Plan, and (2) adjusting the mix of awards to grant 60% of the award value in stock appreciation rights and 40% of the award value in restricted stock units, but reducing the total amount of awards commensurate with the remaining pool of shares under the Plan. After taking into account the industry environment and general market environment, the Committee determined to make the grants using the second alternative outlined above, and this resulted in a lower overall grant value than in prior years due to the limited pool of shares available for grant under the Plan. The grants in April 2008 to the named executive officers were as follows:

	Stock Appreciation Rights	Restricted Stock Units	Market Price
Named Executive Officer	(60% of Grant Date Fair Value)	(40% of Grant Date Fair Value)	on Date of Grant

W. Douglas Parker	196,820	51,480	$8.84
J. Scott Kirby	136,530	35,710	$8.84
Robert D. Isom, Jr.	101,630	26,590	$8.84
Derek J. Kerr	26,020	6,810	$8.84
Elise R. Eberwein	26,020	6,810	$8.84

The Committee and the Board of Directors also approved the 2008 Equity Incentive Plan and recommended it to our stockholders for approval at the 2008 Annual Meeting in June 2008. Under the 2008 Equity Incentive Plan, a total of 6,700,000 shares of common stock were authorized for issuance in connection with equity grants.

As 2008 progressed, we developed and began to implement several strategic initiatives, as discussed above in the “Overview” section, designed to generate additional revenue in an increasingly difficult industry environment marked by record high jet fuel prices and weakening economic conditions largely out of our control. At the same time, based on these industry conditions, we were confronted with growing concerns about retention of key executives and management. As a result, the Committee determined to make a special grant of stock appreciation rights in August 2008 under the 2008 Equity Incentive Plan, with the rationale of awarding equity with an approximate value equal to the value foregone in the April 2008 grant due to the limited pool of shares available under the 2005 Equity Incentive Plan. In addition, the Committee decided to adjust the amount granted as necessary for key employees deemed to present retention risks. After considering management’s input, the Committee approved the following additional stock appreciation rights to the named executive officers in August 2008:

		Market Price
Named Executive Officer	Stock Appreciation Rights	on Date of Grant

W. Douglas Parker	275,000	$6.70
J. Scott Kirby	178,755	$6.70
Robert D. Isom, Jr.	143,855	$6.70
Derek J. Kerr	51,020	$6.70
Elise R. Eberwein	51,020	$6.70

Both the April and the August 2008 grants vest in one-third increments on the first three anniversaries of the date of grant. Unlike the April grants, however, which have a ten year term, the August 2008 grants have a seven year term. The April and August 2008 equity grants to our named executive officers were consistent with the value of the equity grants made in the prior year, and were below the 50th percentile of long-term incentive compensation among general industry comparisons. The Committee believed that the shorter term was a sufficiently long period in light of the volatility and cyclicality in the industry. The awards made to the named executive officers in 2008 are detailed below in the Summary Compensation table, in the Grants of Plan-Based Awards table, and in the narrative following those tables.

Severance Obligations

The employment agreement for Mr. Parker and the Executive Change in Control and Severance Benefits Agreements with the other named executive officers provide for certain compensation and benefits upon termination of employment under circumstances that are described in detail under the section entitled “Potential Payments Upon Termination or Change in Control.”

Mr. Parker’s employment agreement was amended and restated in November 2007 principally to extend the term of the agreement to December 2011, update the agreement to reflect changes in corporate structure since the merger and conform to provisions in the new Executive Change in Control and Severance Benefits Agreements entered into with the other executive officers in November 2007, and bring the agreement into compliance with Section 409A of the Internal Revenue Code. The agreement, as amended and restated, provides benefits to Mr. Parker upon termination of employment, by him for any reason within 24 months following a change of control or for “good reason” at any time, and by us other than due to Mr. Parker’s “misconduct.” The agreement also provides certain benefits to Mr. Parker if his employment agreement expires without being renewed by us or if he becomes disabled. The provisions of Mr. Parker’s agreement principally reflect negotiation with him at the time of his promotion to his current position, as well as market practice in a competitive and volatile industry.

The executive officers, other than Mr. Parker, entered into new Executive Change in Control and Severance Benefits Agreements in November 2007 to replace similar agreements that had expired in September 2007. The new agreements provide benefits to the executives upon termination of employment by us for any reason other than “misconduct” or disability or by the executive with “good reason,” in each case within 24 months following a change of control of US Airways Group. The agreements also provide benefits in specified circumstances prior to a change of control in contemplation of that change of control.

In the case of both Mr. Parker’s employment agreement and new Executive Change in Control and Severance Benefits Agreements, benefits are provided in connection with a change in control, in part because a change in control situation often undermines our executive officers’ job security, and it is to our benefit to encourage the executive officers to seek out beneficial business transactions and to remain with us through the closing of the transaction, even though their futures may be uncertain as a result. The additional security provided by the agreements also helps to increase retention after these types of transactions, which helps to maintain stability during an often tumultuous time. As such, we structured the majority of change of control provisions in the agreements with a “double trigger,” which requires termination of the executive for any reason other than misconduct or disability or by the executive for good reason, in each case in connection with a change of control. This structure essentially places the decision of whether or not to trigger change of control benefits largely in the hands of the acquiring company since the consummation of the transaction alone would not trigger the benefit. In limited circumstances, the executive receives “single trigger” benefits upon the change of control, which do not require termination of employment. These benefits consist of full vesting and exercisability of the executive’s stock awards and entitlement to lifetime top priority, first class, positive space travel privileges for the executive and his or her dependents. The former benefit permits the executive to participate in a change of control transaction on the same basis as our other stockholders, while the latter benefit provides an incentive for executives to consummate transactions that are beneficial to our stockholders without concern about the loss of a benefit that our executives view as a valuable component of their compensation.

Other Benefits

We have certain broad-based employee benefit plans in which all employees, including the executives, participate, such as group life and health insurance plans and qualified retirement plans. These benefits are provided as part of the basic conditions of employment that we offer to all of our employees. Long-term disability benefits, and life insurance for our executive officers are at an enhanced level compared to what is provided for other employees. In addition, as is standard industry practice, we provide certain flight benefits to our employees. Free flights on our airline are available to all employees, although travel benefits are provided at an enhanced level to roughly 220 employees, including the named executive officers, and we cover the income tax liabilities related to those travel benefits for the 220 employees, as well as for our named executive officers. We believe that by providing positive space travel without tax consequences to our executives we are able to offer a unique and highly valued benefit at a low cost to the Company. This benefit also encourages our executives to travel frequently, and while doing so, solicit feedback from employees and customers, as well as audit aircraft appearance and quality and monitor operational performance throughout our domestic and international route system.

Our officers are also provided director/officer liability insurance coverage and are parties to indemnity agreements with us. We offer a few standard perquisites to our executives, including financial advisory services and executive physicals. We also make additional cash payments to the named executive officers to cover their income tax liabilities for their taxable moving expenses and taxable life insurance benefits.

We provide these enhanced benefits and perquisites to senior executives to provide security, convenience and support services that allow them to more fully focus attention on carrying out their responsibilities to the Company’s stockholders. In addition, these benefits and perquisites are standard in our industry and consequently are necessary for us to be competitive in recruiting and retaining talented executives. We believe that the incremental cost to us of the benefits that we provide to our executive officers under the plans and perquisites discussed above is not material to the Company.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to the chief executive officer or the next three most highly compensated executive officers (other than the chief financial officer). Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). The Compensation Committee considers the impact of this rule when developing and implementing our executive compensation programs and attempts to structure the programs to comply with these requirements. However, the Compensation Committee believes that it is important to preserve flexibility in designing compensation programs and in some cases has adopted compensation components that do not meet the Section 162(m) requirements. While stock appreciation rights granted under the 2008 Equity Incentive Plan and previously under the 2005 Equity Incentive Plan and long-term incentive cash awards are intended to qualify as “performance-based” (as defined in the Internal Revenue Code), amounts paid under our other compensation programs may not qualify.

The Compensation Committee also considers the manner in which compensation is treated for accounting purposes when developing and implementing our executive compensation programs. In particular, the Compensation Committee considers the accounting treatment of alternative forms of stock-based compensation under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Stock-Based Compensation,” when approving awards of stock-based compensation.

Compensation and Human Resources Committee Report

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation and Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Human Resources Committee

Herbert M. Baum (Chair)
Richard C. Kraemer
Cheryl G. Krongard
Denise M. O’Leary

Summary Compensation Table

The following table sets forth compensation earned by (1) our Chief Executive Officer, (2) our Chief Financial Officer, and (3) our other three most highly compensated executive officers as of December 31, 2008. These individuals are collectively referred to as the “named executive officers.” This disclosure is limited to our executive officers as defined by the SEC, and does not necessarily represent our five highest paid employees.

										Change in
										Pension
										Value and
										Nonqualified
								Non-Equity		Deferred
						Stock	Option	Incentive Plan		Compensation	All Other
Name and			Salary	Bonus		Awards	Awards	Compensation		Earnings	Compensation
Principal Position	Year		($) (1)	($)		($) (2)	($) (3)	($)		($)	($)		Total

W. Douglas Parker	2008		550,000	—		1,291,850	2,394,903	1,144,000	(4)	—	45,949	(15)	5,426,702
Chairman of the Board and Chief	2007		550,000	—		1,941,585	1,939,639	924,000	(5)	—	89,772		5,444,996
Executive Officer	2006		550,000	—		1,657,930	1,352,705	1,749,000	(6)	—	47,947		5,357,582
J. Scott Kirby	2008		510,000	—		538,825	1,597,840	958,188	(7)	—	33,610	(16)	3,638,463
President	2007		490,000	—		735,513	1,304,515	700,700	(5)	—	37,599		3,268,327
	2006		431,827	—		554,194	616,698	1,234,692	(8)	—	56,124		2,893,535
Robert D. Isom, Jr.	2008		450,000	—		420,730	426,765	450,000	(9)	—	294,485	(17)	2,041,980
Executive Vice President and Chief	2007	(20)
Operating Officer
Derek J. Kerr	2008		330,750	25,000	(10)	135,743	297,922	436,590	(11)	—	32,115	(18)	1,258,120
Executive Vice President and Chief	2007		315,000	—		244,961	233,881	346,500	(5)	—	35,830		1,176,172
Financial Officer	2006		297,404	—		213,329	160,409	598,500	(12)	—	27,830		1,297,472
Elise R. Eberwein	2008		299,600	—		120,272	376,774	393,840	(13)	—	23,232	(19)	1,213,718
Senior Vice President — People and	2007	(20)
Communications	2006		237,115	—		203,045	276,039	443,333	(14)	—	23,062		1,182,594

(1)	Amounts in this column may not be equal to the named executive officer’s annual base salary amount, as set forth in the Compensation Discussion and Analysis, due to the timing of pay periods and due to changes in the base salary of some named executive officers during the year.

(2)	Amounts in this column represent the aggregate amount of restricted stock unit expense in each of 2008, 2007 and 2006 for the named executive officers. For a description of the assumptions made to arrive at these amounts, see note 15 to US Airways Group’s consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, and note 17 to US Airways Group’s consolidated financial statements in our Annual Reports on Form 10-K for the years ended December 31, 2007 and 2006, respectively.

(3)	Amounts in this column represent the aggregate amount of stock option and stock appreciation right expense in each of 2008, 2007 and 2006 for the named executive officers. For a description of the assumptions made to arrive at these amounts, see note 15 to US Airways Group’s consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, and note 17 to US Airways Group’s consolidated financial statements in our Annual Reports on Form 10-K for the years ended December 31, 2007 and 2006, respectively.

(4)	Amount for Mr. Parker consists of $550,000 for his ICP (annual incentive) payment and $594,000 for his LTIP payment.

(5)	Amounts consist of LTIP payments for performance cycles ending on December 31, 2007.

(6)	Amount for Mr. Parker consists of $880,000 for his ICP (annual incentive) payment and $869,000 for his LTIP payment.

(7)	Amount for Mr. Kirby consists of $489,600 for his ICP (annual incentive) payment, $438,600 for his LTIP payment for the performance cycle beginning January 1, 2006 and ending December 31, 2008, and $29,988 for his LTIP payment for the performance cycle beginning October 1, 2006 and ending December 31, 2008.

(8)	Amount for Mr. Kirby consists of $578,500 for his ICP (annual incentive) payment, $651,700 for his LTIP payment for the performance cycle beginning January 1, 2004 and ending December 31, 2006, and

$4,492 for his LTIP payment for the performance cycle beginning October 1, 2006 and ending December 31, 2006.

(9)	Amount for Mr. Isom consists of $450,000 for his ICP (annual incentive) payment. He received no LTIP payment on the special performance cycle beginning September 6, 2007 and ending December 31, 2008.

(10)	Amount represents a $25,000 special Chairman’s Award in recognition of Mr. Kerr’s efforts in connection with our 2008 liquidity initiatives.

(11)	Amount for Mr. Kerr consists of $238,140 for his ICP (annual incentive) payment and $198,450 for his LTIP payment.

(12)	Amount for Mr. Kerr consists of $283,500 for his ICP (annual incentive) payment and $315,000 for his LTIP payment.

(13)	Amount for Ms. Eberwein consists of $215,712 for her ICP (annual incentive) payment and $178,128 for her LTIP payment.

(14)	Amount for Ms. Eberwein consists of $252,000 for her ICP (annual incentive) payment and $191,333 for her LTIP payment.

(15)	Amount for Mr. Parker includes personal travel benefits and $8,991 in tax liability payments related to personal travel benefits, payment of life insurance premiums and related tax liability payments, matching contributions under our 401(k) plan, personal cell phone usage, a charitable life insurance policy premium and club dues.

(16)	Amount for Mr. Kirby includes personal cell phone usage, financial services, payment of life insurance premiums and related tax liability payments, matching contributions under our 401(k) plan and personal travel benefits and $9,045 in tax liability payments related to personal travel benefits. The amount of personal travel benefits included herein is the annuitized present value of lifetime travel benefits earned by Mr. Kirby in connection with the merger of US Airways Group and America West in 2005. These benefits are described in detail under the heading “Officer Benefits and Perquisites” below.

(17)	Amount for Mr. Isom includes personal travel benefits and $10,157 in tax liability payments related to personal travel benefits, matching contributions under our 401(k) plan, financial advice, executive physical, $156,763 in moving and relocation expense and $98,268 in tax liability payments related to moving and relocation expense.

(18)	Amount for Mr. Kerr includes personal cell phone usage, payment of life insurance premiums, financial services, an executive physical, matching contributions under our 401(k) plan, personal travel benefits and $7,791 in tax liability payments related to personal travel benefits. The amount of personal travel benefits included herein is the annuitized present value of lifetime travel benefits earned by Mr. Kerr in connection with the merger of US Airways Group and America West in 2005. These benefits are described in detail under the heading “Officer Benefits and Perquisites” below.

(19)	Amount for Ms. Eberwein includes personal cell phone usage, an executive physical, payment of life insurance premiums, financial services, matching contributions under our 401(k) plan, personal travel benefits and $3,993 in tax liability payments related to personal travel benefits. The amount of personal travel benefits included herein is the annuitized present value of lifetime travel benefits earned by Ms. Eberwein in connection with the merger of US Airways Group and America West in 2005. These benefits are described in detail under the heading “Officer Benefits and Perquisites” below.

(20)	Since neither Mr. Isom nor Ms. Eberwein were named executive officers in 2007, summary compensation information for 2007 is not required pursuant to SEC disclosure rules.

Annual Equity Compensation

The following table is presented to show the value of the 2008 equity grants to the named executive officers as of December 31, 2008, but it differs substantially from the Summary Compensation Table (the “SCT”) required by the SEC and is not a substitute for the information required by the SCT.

The SCT shows compensation information in a format required by the SEC. One major difference between the SCT and the following table is that the Stock Awards and Option Awards columns in the SCT report the expense recognized for financial statement reporting purposes with respect to 2008 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Stock-Based Compensation” and applicable SEC rules. The following table includes equity grants made in 2008 but excludes grants made for performance years prior to 2008. The SCT, on the other hand, includes all or part of equity grants made in a number of different years based on the amounts we expensed for accounting purposes during 2008. Also, the following table represents the dollar value that would have been received by the named executive officers on December 31, 2008, subject to taxes and other required deductions, if the stock appreciation rights could be exercised and the restricted stock units had vested and shares of stock could be sold, rather than the accounting value recorded on our financial statements as presented in the SCT.

						CashValue of Stock
			Number of Shares of	Number of Stock	Exercise or Base	and Option
			Restricted Stock	Appreciation	Price of Option	Awards as of
			Units	Rights	Awards	12/31/08
Name	Grant Date		(#)	(#)	($/Sh)	($)

W. Douglas Parker	4/9/08	(1)	51,480			$397,940	(4)
	4/9/08	(2)		196,820	$8.84	—	(5)
	8/5/08	(3)		275,000	$6.70	$283,250	(6)
J. Scott Kirby	4/9/08	(1)	35,710			$276,038	(4)
	4/9/08	(2)		136,530	$8.84	—	(5)
	8/5/08	(3)		178,755	$6.70	$184,118	(6)
Robert D. Isom, Jr.	4/9/08	(1)	26,590			$205,541	(4)
	4/9/08	(2)		101,630	$8.84	—	(5)
	8/5/08	(3)		143,855	$6.70	$148,171	(6)
Derek J. Kerr	4/9/08	(1)	6,810			$52,641	(4)
	4/9/08	(2)		26,020	$8.84	—	(5)
	8/5/08	(3)		51,020	$6.70	$52,551	(6)
Elise R. Eberwein	4/9/08	(1)	6,810			$52,641	(4)
	4/9/08	(2)		26,020	$8.84	—	(5)
	8/5/08	(3)		51,020	$6.70	$52,551	(6)

(1)	Grant of restricted stock units under the 2005 Equity Incentive Plan.

(2)	Grant of stock appreciation rights under the 2005 Equity Incentive Plan.

(3)	Grant of stock appreciation rights under the 2008 Equity Incentive Plan.

(4)	Reflects the value of the restricted stock units if all units were vested and the executive was able to sell shares of stock at the closing price of $7.73 on December 31, 2008.

(5)	The option awards granted to our executive officers are stock appreciation rights and therefore have value for such executive officers only upon an increase in the stock price from the date of grant. The stock price on the date of grant was $8.84, and the stock price as of December 31, 2008 was $7.73.

(6)	The option awards granted to our executive officers are stock appreciation rights and therefore have value as to such executive officers only upon an increase in the stock price from the date of grant. This value is calculated based on the difference of $7.73, the stock price as of December 31, 2008, and $6.70, the stock price on the date of grant.

Grants of Plan-Based Awards in 2008

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Grant Date
			Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Fair Value
			Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price of	of Stock
			Plan Awards			Plan Awards			Stock or	Underlying	Option	and Option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Option	Awards	Awards
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($) (6)

W. Douglas Parker	—	(1)	$92,125	$550,000	$1,100,000

	4/9/2008	(2)							51,480			$455,083

	4/9/2008	(3)								196,820	$8.84	$656,670

	8/5/2008	(4)								275,000	$6.70	$873,043

	—	(5)	$297,000	$687,500	$1,100,000

J. Scott Kirby	—	(1)	$68,340	$408,000	$816,000

	4/9/2008	(2)							35,710			$315,676

	4/9/2008	(3)								136,530	$8.84	$455,519

	8/5/2008	(4)								178,755	$6.70	$567,493

	—	(5)	$249,900	$586,500	$1,020,000

Robert D. Isom, Jr.	—	(1)	$60,300	$360,000	$720,000

	4/9/2008	(2)							26,590			$235,056

	4/9/2008	(3)								101,630	$8.84	$339,078

	8/5/2008	(4)								143,855	$6.70	$456,696

	—	(5)	$193,500	$450,000	$787,500

Derek J. Kerr	—	(1)	$33,240	$198,450	$396,900

	4/9/2008	(2)							6,810			$60,200

	4/9/2008	(3)								26,020	$8.84	$86,813

	8/5/2008	(4)								51,020	$6.70	$161,973

	—	(5)	$99,225	$231,525	$463,050

Elise R. Eberwein	—	(1)	$30,110	$179,760	$359,520

	4/9/2008	(2)							6,810			$60,200

	4/9/2008	(3)								26,020	$8.84	$86,813

	8/5/2008	(4)								51,020	$6.70	$161,973

	—	(5)	$89,880	$209,720	$419,440

(1)	Reflects potential payouts of annual incentive compensation awards under the Incentive Compensation Plan of US Airways Group, Inc. for 2008.

(2)	Grant of restricted stock units under the 2005 Equity Incentive Plan.

(3)	Grant of stock appreciation rights under the 2005 Equity Incentive Plan.

(4)	Grant of stock appreciation rights under the 2008 Equity Incentive Plan.

(5)	Reflects potential payouts of LTIP awards under the 2005 Equity Incentive Plan for performance periods beginning in 2008.

(6)	For a description of the assumptions made to arrive at these amounts, see note 15 to US Airways Group’s consolidated financial statements in our Annual Reports on Form 10-K for the fiscal year ended December 31, 2008.

Employment and Other Executive Agreements

Employment Agreement with W. Douglas Parker

On November 28, 2007, we entered into an Amended and Restated Employment Agreement with Mr. Parker. The agreement amends and restates his employment agreement dated as of February 24, 2004 with America West Holdings. The amended and restated agreement provides for Mr. Parker to serve as Chairman of the Board and Chief Executive Officer of US Airways and US Airways Group. The amended and restated agreement continues through December 31, 2011, and is automatically extended for successive one-year periods unless either party provides 15 months’ prior written notice that the term will not be extended.

The agreement, as amended and restated, provides for the following compensation and benefits:

•	A minimum annual cash base salary in the amount of $550,000, or such higher amount as determined by the Committee.

•	Eligibility for an annual cash incentive award based on a target of at least 80% of his base salary and a maximum of 160% of his base salary.

•	Eligibility to participate in our LTIP.

•	Eligibility to receive equity-based incentive awards appropriate for his status as our most senior executive officer.

•	A $2 million term life insurance policy.

•	Membership fees and dues for up to two clubs that Mr. Parker may choose to join.

•	Other benefits and perquisites that are offered to senior executives.

•	Termination benefits described in detail under the heading “Potential Payments Upon Termination or Change in Control.” Mr. Parker is required to enter into a general waiver and release of claims following termination of employment prior to the payment of any benefits under the agreement.

Officer Benefits and Perquisites

We have certain broad-based employee benefit plans in which all employees, including the named executive officers, participate, such as group life and health insurance plans, and 401(k) plan. The cost of most employee benefit plans in which all employees participate that do not discriminate in favor of executives are not included in the amounts shown on the Summary Compensation Table. Matching contributions to our 401(k) plan, the US Airways, Inc. Employee Savings Plan, are reflected in the amounts shown in the “All Other Compensation” column of the Summary Compensation Table.

The “All Other Compensation” column of the Summary Compensation Table also includes amounts attributable to travel benefits provided to our officers, and tax payments to offset personal income taxes on those benefits. The flight benefits provided to executive officers include unlimited top-priority reserved travel in any class of service, for the executive and his or her immediate family, including eligible dependent children, for personal purposes. The executive officer and his or her immediate family, including eligible dependent children, also have access to our travel lounges at various airports. The executive officer’s parents may also travel in any class of service if space is available, subject to a service fee and payment of any applicable security fees and international taxes. The executives are also eligible for 12 free roundtrip passes or 24 free one-way passes each year for reserved travel for non-eligible family members and friends. The executive officer is required to pay international fees and taxes, if applicable.

Pursuant to the terms of the Executive Change in Control and Severance Benefits Agreements in effect at the time of the merger of US Airways Group with America West Holdings in 2005, effective upon the change of control triggered by the merger, Messrs. Kirby and Kerr and Ms. Eberwein became entitled to continue these travel benefits for the remainder of their lives. During 2008, upon advice of legal counsel that the taxation of these vested lifetime benefits needed to be revised to comply with Section 409A of the Internal Revenue Code, we determined that the manner in which we and Messrs. Kirby and Kerr and Ms. Eberwein had reported these benefits in previous tax years should be modified to include in taxable income for 2005 the present value of the vested lifetime travel benefits and exclude from taxable income for 2006 and subsequent years any taxable income associated with travel benefits. As a result, we determined the present value as of the 2005 vesting date of the lifetime travel benefits for each and issued to each amended Forms W-2 for 2005 (including an increase in reported income and income and payroll taxes for that year) and 2006 (including a reduction in reported income and income and payroll taxes for that year), and each executive filed amended tax returns for 2005 and 2006. Because, as explained above, under our policies our executive officers are entitled to be reimbursed for taxes incurred on travel benefits, we deposited and paid the additional taxes due, making payments on behalf of Mr. Kirby in the amount of $162,467, Mr. Kerr in the amount of $137,547 and

Ms. Eberwein in the amount of $71,783 to offset the personal income taxes they incurred as a result of recognizing income in 2005 with respect to lifetime travel benefits. As a result of those lump sum payments, we have been advised by counsel that we will no longer be required to make annual payments to offset personal income taxes with respect to these executive officers’ travel benefits.

However, with respect to these executive officers, the manner in which we report compensation for travel benefits for financial reporting and for purposes of the Summary Compensation Table currently is different than the way in which those benefits were reported for individual tax purposes. As described below, for financial and proxy reporting purposes we have disclosed as “All Other Compensation” the annuitized portions of the present value of the travel benefits and the lump sum tax payments.

The amount of travel-related benefit listed in the Summary Compensation Table for Messrs. Parker and Isom in 2008 represents the actual value of travel utilized by Messrs. Parker and Isom and their respective eligible dependents during the year and tax liability payments related to this travel. For Messrs. Kirby and Kerr and Ms. Eberwein, the amount of travel-related benefits listed in the Summary Compensation Table equals the 2008 annuitized value of the lifetime travel benefits of each executive. We calculated the amount of the travel-related benefit for 2008 by first determining the present value of each officer’s right to the lifetime travel-related benefits using a discount rate of 5.75% and the RP2000 White Collar mortality table. Each present value assumes a 1% annual increase in the cost of travel over the lifetime of the officer and is based on the average 2008 travel usage among officers of the Company. The present value for each officer was then annuitized to determine the amount of travel-related benefit for 2008.

Executive officers also receive life insurance that is at an enhanced level compared to what is provided for other employees. Life insurance premiums paid by us and tax payments made to offset the resulting income to the executive are included in the “All Other Compensation” column of the Summary Compensation Table. We also provide long-term disability benefits to the executives that are not provided to other employees, which are described under “Potential Payments Upon Termination or Change in Control.” Premiums for this benefit are also included in the “All Other Compensation” column of the Summary Compensation Table.

We offer our executives perquisites in the form of financial advisory services and executive physicals. Each year, we will reimburse up to $4,500 for Senior Vice Presidents or higher level officers to receive personal tax planning, estate planning and retirement planning services from a certified financial planner, certified public accountant or attorney. Executive physicals include a comprehensive physical exam, laboratory work, and other appropriate tests based on the age and gender of the executive. We pay the full cost of the designated testing, plus up to $2,500 of additional diagnostic tests elected by the executive. These perquisites are all included in the “All Other Compensation” column of the Summary Compensation Table for our named executive officers. Our executives also have the opportunity to use tickets that we receive pursuant to marketing agreements with sports franchises and sky boxes at various athletic stadiums around Phoenix, Arizona, for personal use at no cost to the executive. There is no additional incremental cost to us when an executive officer uses these benefits, so they are not included in the amounts shown in the Summary Compensation Table.

As required under Mr. Parker’s employment agreement, we pay monthly dues and assessments for a club membership. We also pay Mr. Parker an additional amount to cover his income tax liability for these payments. In addition, Mr. Parker is a participant in the America West Holdings Directors’ Charitable Contribution Program, under which we pay annual premiums on a joint life insurance policy. Under the program, a $1 million death benefit will be donated to one or more qualifying charitable organizations chosen by Mr. Parker. For a more detailed description of the charitable contribution program, see the narrative above under the Director Compensation table. All of these amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

Cash-Based Incentive Compensation

Annual Incentive Compensation Awards

In 2008, we provided annual incentive compensation to our executives under the Incentive Compensation Plan of US Airways Group, Inc., referred to as the “ICP.” On March 28, 2008, the Committee established the criteria for 2008 annual incentives, which are described in more detail above in the Compensation Discussion and Analysis. The corporate goals for 2008 annual incentive awards were based on our achievement of pre-tax earnings as well as on-time flight performance and baggage handling improvements in 2008.

The amounts set forth in the Grants of Plan-Based Awards table above reflect the threshold, target and maximum amounts payable to each of the named executive officers under the ICP for 2008. Amounts actually awarded under the ICP are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Incentive Compensation Awards

We have provided long-term incentive compensation under our 2005 Equity Incentive Plan. We refer to these annual programs as the “LTIP.” Beginning with the program commencing in January 2009, the LTIP will be adopted under our 2008 Equity Incentive Plan, which replaced the 2005 Equity Incentive Plan. The annual LTIP allows our key executives to receive cash awards in the event that we meet certain performance thresholds at the end of rolling three-year “performance cycles” and special performance cycles designated by the Committee. At the end of each performance cycle the amount of total stockholder return, or “TSR,” as calculated based on the price appreciation of our common stock and the amount of any dividends paid during the performance cycle, is compared against the TSR for members of a pre-defined competitive peer group. The price appreciation component of TSR for each company is calculated by taking the average of the daily closing prices over the three-month period before the measurement date, which is the first and last days of the performance cycle. Following the merger, the competitive peer group consisted of AirTran, Alaska, American, ATA Holdings (which is no longer a public company), Continental, Delta, Frontier, Hawaiian, JetBlue, Midwest Express (which is no longer a public company), Northwest (which has since merged with Delta), Southwest and United. For the performance period established by the Committee in 2008, the competitive peer group consisted of AirTran, Alaska, American, Continental, Delta, Frontier, Hawaiian, JetBlue, Northwest, Southwest and United. Based on our relative TSR ranking against this group, and the attainment of at least a minimum threshold ranking, our participating key executives receive cash awards that represent a percentage of salary associated with the TSR ranking achieved. Payment is generally made in cash within sixty days after the end of the performance cycle, but in no event later than March 15th following the year in which the performance cycle ends.

As discussed above in the Compensation Discussion and Analysis, in November of 2005, the Committee approved a special performance cycle for our officers that began on September 27, 2005, the effective date of the merger, and ended on December 31, 2008. In addition, the Committee approved a supplemental special performance cycle for Mr. Kirby in connection with his election as President in October 2006 that ended on December 31, 2008. Because of the special performance cycle, no new performance cycle for Mr. Kirby began in 2006. In addition, in connection with the appointment of Mr. Isom to Executive Vice President and Chief Operating Officer on September 6, 2007, the Committee approved two special performance cycles for Mr. Isom that began on September 6, 2007 and ended on December 31, 2008 and December 31, 2009. Each named executive officer’s payments under the LTIP for the performance cycles that ended on December 31, 2008 are included in the amounts shown under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

The following charts provide payment levels for the performance cycles that ended December 31, 2008. The payment amounts for rankings by TSR for the special performance cycle that began September 27, 2005 and ended December 31, 2008, by position, were determined in accordance with this chart:

	Payout as a % of Base Salary
Our TSR Relative Rank	CEO	EVP	SVP	VP

1 of 14 (Maximum)	200%	175%	140%	90%
2 of 14	187.5%	162.5%	128.33%	82.5%
3 of 14	175%	150%	116.67%	75%
4 of 14	162.5%	137.5%	105%	67.5%
5 of 14	150%	125%	93.33%	60%
6 of 14	137.5%	112.5%	81.67%	52.5%
7 of 14 (Target)	125%	100%	70%	45%
8 of 14	108%	86%	60%	38.75%
9 of 14	89%	71%	50%	32.5%
10 of 14	71%	57%	40%	26.25%
11 of 14 (Threshold)	54%	43%	30%	20%
12 of 14 or lower	0%	0%	0%	0%

As discussed in the Compensation Discussion and Analysis, and as noted above, upon the promotion of Mr. Kirby to our President on October 1, 2006, the Committee approved a supplemental LTIP for Mr. Kirby under the 2005 Equity Incentive Plan. Mr. Kirby’s supplemental awards have the same terms and conditions as awards under our LTIP, with the following payment amounts:

	Payout Level for Performance Period
	From October 1,	From October 1,	From October 1,
	2006 through	2006 through	2006 through
Our TSR Relative Rank	December 31, 2006	December 31, 2007	December 31, 2008

1 of 14 (Maximum)	2.08%	10.42%	17.31%
2 of 14	1.94%	9.72%	16.15%
3 of 14	1.81%	9.03%	15.00%
4 of 14	1.67%	8.33%	13.85%
5 of 14	1.53%	7.64%	12.69%
6 of 14	1.39%	6.94%	11.54%
7 of 14 (Target)	1.25%	6.25%	10.38%
8 of 14	1.04%	5.21%	8.65%
9 of 14	0.92%	4.58%	7.62%
10 of 14	0.71%	3.54%	5.88%
11 of 14 (Threshold)	0.5%	2.5%	4.15%
12 of 14 or lower	0%	0%	0%

As discussed in the Compensation Discussion and Analysis and as noted above, in connection with the appointment of Mr. Isom to Executive Vice President and Chief Operating Officer on September 6, 2007, the Committee approved an LTIP for Mr. Isom with two special performance cycles ending on each of December 31, 2008 and December 31, 2009. Mr. Isom’s awards have the same terms and conditions as the other awards under our LTIP, with the following payment amounts for both cycles:

Payout as a %
Our TSR Relative Rank	of Base Salary

1-2 of 13 (Maximum)	175%
3 of 13	160%
4 of 13	145%
5 of 13	130%
6 of 13	115%
7 of 13 (Target)	100%
8 of 13 (Threshold)	43%
9-13 of 13	0%

At the end of the special performance cycle beginning September 27, 2005 and ending December 31, 2008, our TSR ranked 8th of 14, as compared to the airlines in the peer group for the performance cycle. At the end of the special performance cycle for Mr. Kirby beginning October 1, 2006 and ending December 31, 2008, our TSR ranked 10th of 14, as compared to the airlines in the peer group for the performance cycle. As a result, we paid each of the named executive officers the awards earned for the performance cycles ending December 31, 2008 as set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2008. For Mr. Isom’s special performance cycle that ended December 31, 2008, we achieved a TSR ranking of 12th out of the peer group, as a result of which Mr. Isom did not receive an LTIP payout.

The following chart provides payment levels for the performance cycle beginning January 1, 2008 through December 31, 2010.

	Payout as a % of Base Salary
Our TSR Relative Rank	CEO	President	EVP	SVP	VP

1-2 of 12 (Maximum)	200%	200%	175%	140%	90%
3 of 12	181.25%	178.75%	156.25%	122.5%	78.75%
4 of 12	162.5%	157.5%	137.5%	105%	67.5%
5 of 12	143.75%	136.25%	118.75%	87.5%	56.25%
6 of 12 (Target)	125%	115%	100%	70%	45%
7 of 12	89.5%	82%	71.5%	50%	32.5%
8 of 12 (Threshold)	54%	49%	43%	30%	20%
9 of 12 or lower	0%	0%	0%	0%	0%

Although executives are generally required to remain employed through the payment date in order to receive payment of an LTIP, there are exceptions for termination of employment due to retirement, death or disability, as described under the section entitled “Potential Payments Upon Termination or Change in Control.”

Equity Compensation Plan Information

US Airways Group, Inc. 2008 Equity Incentive Plan

The US Airways Group, Inc. 2008 Equity Incentive Plan, approved by US Airways Group stockholders in June 2008, is a long-term compensation plan under which service providers and other key salaried employees can be awarded a variety of types of equity and cash-based awards, including performance grants, bonus awards, performance shares, incentive stock options, restricted stock units and other stock-based compensation.

Non-employee directors can be awarded restricted stock awards, vested shares, nonstatutory options, restricted stock units, vested units and stock appreciation rights under the 2008 Equity Incentive Plan. Our Board of Directors selects recipients of incentive awards and determines the nature, and terms of conditions of each incentive award with respect to director awards for non-employee directors. Terms of awards for employees and other service providers are determined by the Compensation and Human Resources Committee of our Board of Directors, which administers the plan. A total of 6,700,000 shares of our common stock was reserved under the 2008 Equity Incentive Plan. The 2008 Equity Incentive Plan replaced the 2005 Equity Incentive Plan.

To date, equity grants to the named executive officers under the 2008 Equity Incentive Plan have consisted of a grant of stock appreciation rights. Stock appreciation rights permit the employee to receive payment of the increase in the value of a share of our common stock between the date of grant and the date the right is exercised by the employee. The value on the grant date is referred to as the “base price” or “exercise price” of the stock appreciation right. Upon exercise, payment of the value of stock appreciation rights is generally made, or “settled,” in the form of our common stock. The base prices of all stock appreciation rights have been and will be at least equal to the fair market value of the underlying shares on the grant date, which is defined as the closing price of our common stock on the NYSE as reported on the date of grant.

If the Committee determines to make annual grants of restricted stock units, those grants would be made under the 2008 Equity Incentive Plan. Restricted stock units entitle the recipient to receive shares of common stock upon vesting, subject to any other limitations established by the Committee.

Awards granted in 2008 provide that they will become fully exercisable and vested in the event of the recipient’s termination of employment by us due to death, disability or retirement or upon a “change in control,” as described in greater detail below in the section entitled “Potential Payments Upon Termination or Change in Control.” In addition, the Committee may accelerate vesting at any time in its discretion. No award may be exercised after the seventh anniversary of the grant date or the earlier termination of the award.

On August 5, 2008, the Committee awarded 275,000 stock appreciation rights to Mr. Parker, 178,755 to Mr. Kirby, 143,855 to Mr. Isom and 51,020 each to Mr. Kerr and Ms. Eberwein. The stock appreciation rights vest over three years, one third on each anniversary of August 5, 2008, and have a base price equal to $6.70, the closing price on the grant date.

US Airways Group, Inc. 2005 Equity Incentive Plan

The US Airways Group, Inc. 2005 Equity Incentive Plan provided for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonus awards, stock unit awards, and other forms of equity compensation (including performance-based stock awards), as well as performance-based cash awards. Our employees, consultants and non-employee directors were eligible to receive awards under the 2005 Equity Incentive Plan. The Committee administered the 2005 Equity Incentive Plan and has broad authority to determine the terms and conditions of awards granted under the plan. A total of 10,969,191 shares of our common stock was reserved under the 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan replaced the 2002 Incentive Equity Plan.

Equity grants to executive officers under the 2005 Equity Incentive Plan consisted of grants of restricted stock units and stock appreciation rights. Restricted stock units entitle the recipient to receive shares of common stock upon vesting, subject to any other limitations established by the Committee. Stock appreciation rights permit the employee to receive payment of the increase in the value of a share of our common stock between the date of grant and the date the right is exercised by the employee. The value on the grant date is referred to as the “base price” or “exercise price” of the stock appreciation right. Upon exercise, payment of the value of stock appreciation rights is generally made, or “settled,” in the form of our common stock. The base prices of all stock appreciation rights have been and will be at least equal to the fair market value of the underlying shares on the grant date, which is defined as the closing price of our common stock on the NYSE as reported on the date of grant.

We can no longer issue any additional awards under the 2005 Equity Incentive Plan, which was terminated following stockholder approval of the 2008 Equity Incentive Plan. Outstanding awards previously granted under the 2005 Equity Incentive Plan will continue in effect in accordance with the terms and conditions of the 2005 Equity Incentive Plan, and any shares subject to outstanding stock awards granted under the 2005 Equity Incentive Plan that expire, are forfeited, or otherwise terminate prior to exercise or settlement result in an increase in the share reserve of the 2008 Equity Incentive Plan.

America West 2002 Incentive Equity Plan

The America West 2002 Incentive Equity Plan, approved by America West Holdings’ stockholders in May 2002, is a long-term compensation plan under which executives and other key salaried employees could be awarded stock options, restricted stock and other stock-based compensation. Terms of all awards were determined by the Compensation and Human Resources Committee of the America West Holdings Board of Directors, which administered the plan. The Committee generally imposed three-year vesting schedules for all grants, and the exercise price of all awards could not be less than the market value of a share of America West Holdings Class B common stock on the date of grant.

A total of 8,000,000 shares of America West Holdings Class B common stock were reserved under the 2002 Incentive Equity Plan. Immediately following the merger and the conversion of America West Holdings Class B common stock into US Airways Group common stock, 2,702,229 shares of US Airways Group common stock were subject to outstanding awards and 312,363 shares of US Airways Group common stock were available for future issuance under the 2002 Incentive Equity Plan. We can no longer issue any additional awards under the 2002 Incentive Equity Plan, which has been terminated.

America West 1994 Incentive Equity Plan

The America West 1994 Incentive Equity Plan, approved by the America West Holdings stockholders in May 1994, is a long-term compensation plan under which executives and other key salaried employees could be awarded stock options, restricted stock and other stock-based compensation. Terms of all awards were determined by the Compensation and Human Resources Committee of the America West Holdings Board of Directors, which administered the plan. The exercise price of stock option awards could not be less than the market value of a share of America West Holdings Class B common stock on the date of grant. Immediately following the merger and the conversion of America West Holdings Class B common stock into US Airways Group common stock, 1,474,335 shares of US Airways Group common stock were subject to outstanding awards under the 1994 Incentive Equity Plan. The America West Holdings Board of Directors determined that no new awards would be granted under the 1994 Incentive Equity Plan following stockholder approval of the 2002 Incentive Equity Plan.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table sets forth information regarding all outstanding equity awards held by the named executive officers at December 31, 2008.

	Option Awards						Stock Awards
										Equity	Equity
										Incentive	Incentive
										Plan	Plan
										Awards:	Awards:
										Number	Market
				Equity						of	or
				Incentive						Unearned	Payout
				Plan						Shares,	Value of
	Number			Awards:					Market	Units or	Unearned
	of	Number of		Number			Number of		Value of	Other	Shares,
	Securities	Securities		of Securities			Shares or		Shares or	Rights	Units or
	Underlying	Underlying		Underlying			Units of		Units of	That	Other
	Unexercised	Unexercised		Unexercised	Option		Stock That		Stock That	Have	Rights
	Options	Options		Unearned	Exercise	Option	Have Not		Have Not	Not	That Have
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested	Not Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($) (14)	(#)	($)

W. Douglas Parker	—	275,000	(1)		$6.70	8/5/2015	51,480	(9)	$397,940
	—	196,820	(2)		$8.84	4/9/2018	16,360	(10)	$126,463
	30,000	60,000	(3)		$45.01	4/11/2017	13,333	(11)	$103,064
	80,000	40,000	(4)		$38.44	4/19/2016	10,313	(12)	$79,719
	147,000	49,000	(5)		$19.30	9/27/2015	10,313	(13)	$79,719
	154,688	51,562	(6)		$20.97	8/4/2015
	103,125	—			$25.60	2/25/2014
	206,250	—			$13.45	3/27/2012
	33,000	—			$26.21	12/14/2010
	47,437	—			$40.15	7/26/2010
	20,625	—			$49.70	12/15/2009
	26,812	—			$47.88	4/8/2009
J. Scott Kirby	—	178,755	(1)		$6.70	8/5/2015	35,710	(9)	$276,038
	—	136,530	(2)		$8.84	4/9/2018	11,453	(10)	$88,532
	21,000	42,000	(3)		$45.01	4/11/2017	4,000	(11)	$30,920
	50,000	25,000	(7)		$46.11	10/2/2016	5,150	(13)	$39,810
	24,000	12,000	(4)		$38.44	4/19/2016
	123,750	41,250	(5)		$19.30	9/27/2015
	41,250	—			$25.60	2/25/2014
	10,312	—			$26.21	12/14/2010
	22,687	—			$48.64	1/5/2010
	6,187	—			$49.70	12/15/2009
Robert D. Isom, Jr.	—	143,855	(1)		$6.70	8/5/2015	26,590	(9)	$205,541
	—	101,630	(2)		$8.84	4/9/2018	23,333	(10)	$180,364
	23,334	46,666	(8)		$31.14	9/6/2017
Derek J. Kerr	—	51,020	(1)		$6.70	8/5/2015	6,810	(9)	$52,641
	—	26,020	(2)		$8.84	4/9/2018	2,293	(10)	$17,725
	4,167	8,333	(3)		$45.01	4/11/2017	1,400	(11)	$10,822
	8,334	4,166	(4)		$38.44	4/19/2016	1,600	(13)	$12,368
	38,625	12,875	(5)		$19.30	9/27/2015
	5,156	—			$49.70	12/15/2009
Elise R. Eberwein	—	51,020	(1)		$6.70	8/5/2015	6,810	(9)	$52,641
	—	26,020	(2)		$8.84	4/9/2018	2,293	(10)	$17,725
	4,167	8,333	(3)		$45.01	4/11/2017	1,400	(11)	$10,822
	8,334	4,166	(4)		$38.44	4/19/2016
	55,000	—			$27.55	11/2/2015

(1)	Represents stock appreciation rights that vest in increments of one third on each of August 5, 2009, August 5, 2010, and August 5, 2011.
(2)	Represents stock appreciation rights that vest in increments of one third on each of April 9, 2009, April 9, 2010, and April 9, 2011.
(3)	Represents stock appreciation rights that vest 50% on each of April 11, 2009 and April 11, 2010.
(4)	Represents stock appreciation rights that vest 100% on April 19, 2009.

(5)	Represents stock appreciation rights that vest 100% on September 27, 2009.
(6)	Represents stock options that vest 100% on September 27, 2009.
(7)	Represents stock appreciation rights that vest 100% on October 2, 2009.
(8)	Represents stock appreciation rights that vest 50% on each of September 6, 2009 and September 6, 2010.
(9)	Represents restricted stock units that vest in increments of one third on each of April 9, 2009, April 9, 2010 and April 9, 2011.
(10)	Represents restricted stock units that vest 50% on each of April 11, 2009 and April 11, 2010.
(11)	Represents restricted stock units that vest 100% on April 19, 2009.
(12)	Represents restricted stock units that vest 100% on September 27, 2009.
(13)	Represents restricted stock units which provided that these units would not vest and no underlying shares would be issued unless the operating certificates of both airlines had been combined within three years after the effective time of the merger. This performance condition was met on September 26, 2007. As a result, the restricted stock units now vest 100% on September 27, 2009.
(14)	These amounts are based on a closing price of $7.73 per share on December 31, 2008, the last trading day of the 2008 fiscal year.

Option Exercises and Stock Vested

The following table sets forth information regarding all exercises of stock options or stock appreciation rights by or vesting of restricted stock units held by the named executive officers during the 2008 fiscal year.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

W. Douglas Parker	—	—	42,137	291,958
J. Scott Kirby	—	—	14,877	110,615
Robert D. Isom, Jr.	—	—	11,667	89,603
Derek J. Kerr	—	—	4,147	30,027
Elise R. Eberwein	—	—	2,547	21,067

Pension Benefits and Nonqualified Deferred Compensation

We do not provide any pension or nonqualified deferred compensation benefits to our named executive officers.

Potential Payments Upon Termination or Change in Control

This section describes payments that would be made to our named executive officers upon a change in control of the Company or following termination of employment. In the first part of this section, we describe benefits under general plans that apply to any executive officer participating in those plans. We then describe specific benefits to which each named executive officer is entitled, along with estimated amounts of benefits assuming termination and/or a change of control as of December 31, 2008 for specified reasons.

Long-Term Incentive Program

Under our LTIP, which is described above in the narrative to the Summary Compensation Table, upon termination on account of retirement, total disability or death, a named executive officer is entitled to a cash payment equal to the award that would have been earned for the performance cycle that ends in the calendar year of termination had the executive’s employment continued until the award payment date. This amount is calculated using the same methodology as benefits are calculated for active employees; hence, no award is paid unless the performance goals established for the performance cycle have been satisfied.

For the purposes of the LTIP, retirement refers to termination after reaching age 55 and completing at least ten years of service. Disability for this purpose is determined under the long-term disability plan, described below. These payments are quantified on the tables below for each executive assuming termination as of December 31, 2008.

2008 Equity Incentive Plan

Pursuant to the terms of their grant agreements under the 2008 Equity Incentive Plan, all stock appreciation rights (“SARs”) and restricted stock units (“RSUs”) held by the named executive officers are fully accelerated in the event of either of the following:

•	termination by reason of death or disability; or

•	a change in control.

In addition, the SARs vest upon retirement, and the vesting of the RSUs may be accelerated by the Compensation and Human Resources Committee in its discretion upon retirement.

“Disability” for purposes of the 2008 Equity Incentive Plan means the executive cannot perform any occupation due to a medical condition that is expected to result in death or to last at least 12 months.

“Change in control” under the 2008 Equity Incentive Plan would occur if, in summary: (1) a person, entity or related group becomes the owner of at least 50% of our voting power; (2) a merger or similar transaction occurs and our stockholders do not retain more than 50% of the voting power of the surviving company; (3) we dissolve or liquidate; (4) we sell substantially all of our assets; or (5) if, within a 12-month period, the incumbents no longer make up a majority of the Board of Directors, unless approved by two-thirds of the incumbent members of the Board of Directors.

In addition, SARs granted under the 2008 Equity Incentive Plan provide for (1) an 18-month exercise period following termination of employment within 24 months of a change in control and (2) a three-year exercise period following termination of employment due to death (or if the executive dies within three months after termination of employment other than for cause), disability or retirement. Retirement means termination of employment after age 65.

Assuming that termination occurred on December 31, 2008 under any of the above-described circumstances, the value to the named executive officers of their accelerated SARs granted under the 2008 Equity Incentive Plan is shown in the tables below.

2005 Equity Incentive Plan

Pursuant to the terms of their grant agreements under the 2005 Equity Incentive Plan, all SARs and restricted stock units RSUs held by the named executive officers are fully accelerated in the event of any of the following:

•	termination by us without “cause” or by reason of death or disability;

•	termination by the executive for “good reason”; or

•	termination by us for any reason within 24 months following a “change of control” that occurs after September 27, 2005.

Termination for “good reason” for this purpose for Mr. Parker would be determined under the provisions of Mr. Parker’s employment agreement, as described below. Termination for “good reason” for Ms. Eberwein and Messrs. Kirby, Isom and Kerr would be determined under their Executive Change in Control and Severance Benefits Agreements, as described below. “Cause” under the 2005 Equity Incentive Plan means termination because the executive engaged in fraud, misappropriation of our property, gross misconduct damaging to our property, or gross misconduct damaging to our business, or because the executive is convicted of a felony or violates any of our material policies. “Disability” for purposes of the 2005 Equity Incentive Plan means the executive cannot perform any occupation due to a medical condition that is expected to result in death or to last at least 12 months.

“Change of control” under the 2005 Equity Incentive Plan would occur if, in summary: (1) a person, entity or related group becomes the owner of at least 50% of our voting power, other than in a financing transaction or due to a stock redemption; (2) a merger or similar transaction occurs and our stockholders do not retain more than 50% of the voting power of the surviving company or its parent in the same proportion as their ownership prior to the transaction; (3) we dissolve or liquidate; (4) we sell substantially all of our assets, except to an entity that is more than 50% owned by our stockholders in the same proportion as their ownership prior to the transaction; or (5) incumbents no longer make up a majority of the Board of Directors.

In addition, stock appreciation rights and stock options granted under the 2005 Equity Incentive Plan and under the America West 2002 Incentive Equity Plan and 1994 Incentive Equity Plan provide for a longer exercise period following termination of employment, if the executive’s employment is terminated due to death (or if the executive dies within three months after termination of employment other than for cause), disability or retirement. Retirement means termination of employment with us after age 65, or between the ages of 55 and 65 under rules established by the Compensation and Human Resources Committee. Currently, the Compensation and Human Resources Committee has not established any rules for retirement between the ages of 55 and 65.

Assuming that termination occurred on December 31, 2008 under any of the above-described circumstances, the value to the named executive officers of their accelerated SARs granted under the 2005 Equity Incentive Plan is shown in the tables below.

America West 1994 Incentive Equity Plan and 2002 Incentive Equity Plan

Stock options outstanding under the America West 1994 Incentive Equity Plan and the America West 2002 Incentive Equity Plan, under which grants can no longer be made, receive fully accelerated vesting and exercisability following termination of employment by reason of death, disability or retirement. Our prior form of Executive Change in Control and Severance Benefits Agreement provided for fully accelerated vesting in the event of a change of control. The merger on September 27, 2005 constituted a change of control and triggered the vesting of all outstanding stock options under these plans.

Annual Incentive Compensation Awards

Under our ICP, a portion of the executive’s award, prorated for the number of whole months of the executive’s active service during the year, would be payable upon retirement, death or disability. Disability and retirement are not defined in the plan. Awards intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m) are not payable upon retirement.

Long-Term Disability and Life Insurance Benefits

Upon termination of employment and eligibility under our long-term disability coverage for officers, a named executive officer would receive disability benefits in the amount of 66 2/3% of his or her base monthly salary, subject to a maximum of $20,000 per month. Benefits begin 90 days after the executive becomes disabled and continue until the executive reaches Social Security retirement age (or is no longer disabled). For this purpose, disability is defined as the inability to perform the executive’s position with us during the first five years of disability, and afterward the inability of the executive to perform any occupation for which he or she is reasonably qualified. Benefits are reduced by certain amounts received from other sources, such as state disability benefits, work earnings and retirement benefits. Benefits are fully insured and would be calculated, paid and administered by a third-party insurer. In the event of eligibility, assuming no offsets, we estimate that these benefits would be $20,000 per month for Messrs. Parker, Kirby and Isom, $18,375 per month for Mr. Kerr, and $16,644 per month for Ms. Eberwein.

In addition, we have obtained supplemental, portable, individual level term life insurance policies with various carriers for each of Messrs. Parker, Kirby and Kerr, in each case owned by the executive. The policies pay a death benefit equal to the coverage amount under each policy upon the death of the executive to a named beneficiary designated by the executive. The death benefits under these policies are fully insured and would be paid by the respective insurance carriers. The amounts of the respective benefits for each of Messrs. Parker, Kirby and Kerr are set forth in the tables below.

Employment Agreement with W. Douglas Parker

We have entered into an employment agreement with Mr. Parker that governs the terms and conditions of Mr. Parker’s employment with us. This agreement, as amended and restated in November 2007, provides benefits to Mr. Parker upon termination of employment by Mr. Parker for any reason within 24 months following a change of control, by Mr. Parker for “good reason” at any time, and by us other than due to Mr. Parker’s “misconduct.” The agreement also provides certain benefits to Mr. Parker if his employment agreement expires without being renewed by us or if he becomes disabled. The merger on September 27, 2005 constituted a change of control and triggered Mr. Parker’s ability to terminate his employment for any reason and receive full severance benefits, but Mr. Parker waived this right. Any subsequent change of control, however, could trigger these provisions. Mr. Parker’s termination payments are described in this section and an estimate of amounts that would be payable is outlined in the table below.

Events Triggering Payment

Under Mr. Parker’s employment agreement, termination would be for “misconduct” if: (1) Mr. Parker willfully and continually fails to perform his duties, except due to illness; (2) Mr. Parker willfully commits an act that is dishonest and that can be demonstrated to be materially harmful to us or our subsidiaries; (3) Mr. Parker is convicted of a felony involving moral turpitude; or (4) Mr. Parker materially breaches covenants in his employment agreement. We must give Mr. Parker written notice of a failure to perform his duties or a breach of covenants, and Mr. Parker must be permitted to correct the failures, before termination can become effective under these two provisions.

Termination under the agreement would be for “good reason” if Mr. Parker terminates his employment because any of the following occurs without his consent: (1) a material reduction in the nature or scope of Mr. Parker’s titles, position, functions, duties or responsibilities; (2) we relocate Mr. Parker or require him to be based outside of the Phoenix, Arizona area; (3) we materially fail to perform any obligation under the employment agreement; (4) we do not get a successor to assume the employment agreement; or (5) Mr. Parker is not elected Chairman and CEO of US Airways Group and US Airways. Termination for good reason due to change in the executive’s rank or compensation or due to relocation must be activated within 180 days of the triggering event. If we fail to perform a material obligation or fail to get a successor to assume the agreement, Mr. Parker must give us notice and an opportunity to cure the failure.

Termination for disability would occur if Mr. Parker cannot perform his duties for at least six months within any 12-month period due to a physical or mental condition, and the condition is expected to continue. Mr. Parker’s employment agreement is currently effective through December 31, 2011, with one-year extensions thereafter. The employment agreement will expire at the end of a calendar year only if we provide written notice to Mr. Parker of nonrenewal by September 30 of that year.

“Change in control” is generally defined under the agreement as turnover of a majority of the board of directors within a 12-month period; a merger, consolidation, reorganization or acquisition involving 50% or more of the voting power of US Airways Group; or liquidation or disposal of all or substantially all of our assets.

Conditions on Payment and Offsets

Mr. Parker’s employment agreement requires him to maintain the confidentiality of our confidential information. In addition, through six months following the date of Mr. Parker’s termination, he agrees not to solicit our employees, except for his personal secretary. If Mr. Parker is entitled to receive severance payments under any of our other severance plans or policies, then the other severance payments will be reduced by the amount payable under Mr. Parker’s employment agreement, excluding tax gross-ups. Mr. Parker must enter into a general waiver and release of claims with us following termination of employment prior to the payment of any benefits under the agreement.

Termination Benefits

If Mr. Parker terminates his employment for any reason within 24 months after a change of control or for good reason, or if we terminate Mr. Parker’s employment for any reason other than misconduct, then Mr. Parker will receive the following termination benefits:

•	A severance payment equal to 200% of the sum of Mr. Parker’s annual base salary plus the greater of (1) the average of his annual cash incentive award for the three calendar years before the termination and (2) the target annual cash incentive award for the year of termination.

•	Accelerated vesting of all stock options, stock appreciation rights, restricted stock units, long-term incentive compensation and other awards held by Mr. Parker pursuant to our 2008 and 2005 Equity Incentive Plans and other incentive compensation plans (as described in the narrative to the Summary Compensation Table), which awards will remain exercisable for a period of 36 months or such longer period as provided by the terms of any specific award, but in no event will the exercise period extend beyond the earlier of the original expiration date of the award or ten years from the original date of grant.

•	A payment equal to 200% of the greater of (1) 125% of Mr. Parker’s base salary and (2) the amount that would have been paid to him if the Total Stockholder Return for the performance cycle ending on December 31 of the year in which termination occurs had been measured as of the termination date. This payment would be in settlement of our obligations under the LTIP, so that Mr. Parker would not receive the termination payments described above under the LTIP in this case.

•	A lump sum payment equal to the value of 24 months of COBRA continuation coverage premiums for healthcare benefits for Mr. Parker and his eligible dependents, less the cost of such benefits for an active employee for 24 months, plus a tax gross-up for the lump sum payment.

•	Continued term life insurance for a period of 24 months.

•	Lifetime reserved travel privileges for Mr. Parker and his wife and eligible dependants.

If Mr. Parker’s employment is terminated because we do not renew his employment agreement, Mr. Parker is entitled to:

•	A severance payment equal to the sum of Mr. Parker’s annual base salary plus the greater of (1) the average of his annual cash incentive award for the three calendar years before the termination and (2) the target annual cash incentive award for the year of termination.

•	Accelerated vesting of all stock and other awards held by Mr. Parker pursuant to our incentive compensation plans, which awards will remain exercisable for a period of 36 months or such longer period as provided by the terms of any specific award, but in no event will the exercise period extend beyond the earlier of the original expiration date of the award or ten years from the original date of grant.

•	Payment under the LTIP as described above as if Mr. Parker had terminated due to retirement, death or disability.

•	A lump sum payment equal to the value of 24 months of COBRA continuation coverage premiums for healthcare benefits for Mr. Parker and his eligible dependents, less the cost of such benefits for an active employee for 24 months, plus a tax gross-up for the lump sum payment.

•	Continued term life insurance for a period of 24 months.

•	Lifetime reserved travel privileges for Mr. Parker and his wife and eligible dependants.

If Mr. Parker’s employment is terminated because of disability, Mr. Parker is entitled to:

•	A severance payment equal to the sum of Mr. Parker’s annual base salary plus the greater of (1) the average of his annual cash incentive award for the three calendar years before the termination and (2) the target annual cash incentive award for the year of termination.

•	Accelerated vesting of all stock options, stock appreciation rights, restricted stock units, long-term incentive compensation and other awards held by Mr. Parker pursuant to our 2008 and 2005 Equity

Incentive Plans and other incentive compensation plans, which awards will remain exercisable for a period of 36 months or such longer period as provided by the terms of any specific award, but in no event will the exercise period extend beyond the earlier of the original expiration date of the award or ten years from the original date of grant.

•	Payment under the LTIP as described above as if Mr. Parker had terminated due to retirement, death or disability.

•	Payment under the ICP as described above as if Mr. Parker had terminated due to retirement, death or disability.

•	A lump sum payment equal to the value of 24 months of COBRA continuation coverage premiums for healthcare benefits for Mr. Parker and his eligible dependents, less the cost of such benefits for an active employee for 24 months, plus a tax gross-up for the lump sum payment.

•	Continued term life insurance for a period of 24 months.

•	Lifetime reserved travel privileges for Mr. Parker and his wife and eligible dependants.

If Mr. Parker’s employment terminates due to death, he is entitled to receive:

•	Accelerated vesting of all stock options, stock appreciation rights, restricted stock units, long-term incentive compensation and other awards held by Mr. Parker pursuant to our 2008 and 2005 Equity Incentive Plans and other incentive compensation plans, which awards will remain exercisable for a period of 36 months or such longer period as provided by the terms of any specific award, but in no event will the exercise period extend beyond the earlier of the original expiration date of the award or ten years from the original date of grant.

•	Payment under the LTIP as described above as if Mr. Parker had terminated due to retirement, death or disability.

•	Payment under the ICP as described above as if Mr. Parker had terminated due to retirement, death or disability.

•	A lump sum payment equal to the value of 24 months of COBRA continuation coverage premiums for healthcare benefits for Mr. Parker and his eligible dependents, less the cost of such benefits for an active employee for 24 months, plus a tax gross-up for the lump sum payment.

•	Lifetime reserved travel privileges for Mr. Parker’s wife and eligible dependants.

Payments to Mr. Parker upon termination will be delayed for a period of six months following his termination date to the extent required under Section 409A of the Internal Revenue Code. In that event, the delayed payments will be increased with interest at the applicable federal short-term rate from the date of his termination to the date of payment.

The employment agreement also provides a tax gross-up payment in an amount that will have an after-tax value equal to taxes that could be imposed if any severance payments due to Mr. Parker are considered to be “excess parachute payments” subject to excise tax under Section 4999 of the Internal Revenue Code.

The following table sets forth the termination and/or change of control benefits payable to Mr. Parker under his employment agreement and under the termination and change of control benefits generally provided for all named executive officers described above, assuming termination of employment on December 31, 2008. Except for insured benefits, all payments will be made by us. All benefits in the table are pursuant to the terms of his employment agreement, unless otherwise noted.

	Executive
	Voluntary							Termination
	Termination					Company		on
	or	Voluntary		Executive		Termination		Expiration
	Company	Termination		Termination		Other		Date
	Termination	Following		for		than		Following
Executive Benefits and	for	Change in		Good		for		Non-
Payments upon Termination	Misconduct	Control		Reason		Misconduct		Extension		Death		Disability

Compensation:

Base Salary ($550,000)	—	$1,100,000		$1,100,000		$1,100,000		$550,000		—		$550,000

Annual Incentive Award	—	$1,100,000	(1)	$1,100,000	(1)	$1,100,000	(1)	$550,000	(1)	$550,000	(2)	$550,000	(1)

Long Term Incentive Award	—	$1,375,000	(3)	$1,375,000	(3)	$1,375,000	(3)	$594,000	(4)	$594,000	(4)	$594,000	(4)

Acceleration of Unvested SARs and RSUs (5)	—	$1,070,156		$1,070,156		$1,070,156		$1,070,156		$1,070,156		$1,070,156

Extended Option and SAR Exercise Period (6)	—	$2,207,691		$2,207,691		$2,207,691		$2,207,691		$2,207,691		$2,207,691

Benefits and Perquisites:

Medical Benefits (7)	—	$50,892		$50,892		$50,892		$50,892		$50,892		$50,892

Life Insurance	—	$6,785	(8)	$6,785	(8)	$6,785	(8)	$6,785	(8)	$3,100,000	(9)	$6,785	(8)

Travel Privileges	—	$165,760	(10)	$165,760	(10)	$165,760	(10)	$165,760	(10)	$165,760	(10)	$165,760	(10)

Tax Gross-up on Travel Privileges	—	$124,320		$124,320		$124,320		$124,320		$124,320		$124,320

280G Tax Gross-up	—	$0	(11)	—		—		—		—		—

Total	—	$7,013,604		$7,200,604		$7,200,604		$5,319,604		$7,862,819		$5,319,604

(1)	Amount shown is based on the target annual incentive award under the ICP for 2008, which was $550,000.

(2)	Amount shown is based on the prorated amount of the annual incentive award under the ICP for 2008. Assuming termination as of December 31, 2008, the 2008 award would be fully-earned.

(3)	Mr. Parker receives two time the greater of (a) 125% of his salary or (b) the amount he would receive under our LTIP. Amount shown is two times 125% of Mr. Parker’s salary, as the payout on the LTIP that ended December 31, 2008 was for 108% of Mr. Parker’s salary.

(4)	The amount shown is Mr. Parker’s 2008 payment under the LTIP.

(5)	Aggregate value of unvested restricted stock units calculated at a price of $7.73, the closing price of our common stock on December 31, 2008, plus the aggregate amount of the spread between the exercise price of unvested stock appreciation rights and $7.73.

(6)	Amount reflects the incremental aggregate value due to the extension of the exercise period of options. Assumes a stock price of $7.73, the closing price of our common stock on December 31, 2008, on the date of extension; annual interest rates of 0.03% at three months and 1.09% at 3 years; 182% volatility over three months and 83.1% volatility over 3 years; and no dividends.

(7)	Amount shown reflects the value of our 2009 COBRA premiums for group medical, dental and vision coverage for 24 months, less the current employee portion, plus a tax gross-up for the lump sum payment of this amount.

(8)	Total premium for 24 months of current life insurance coverage assuming the current monthly premium.

(9)	Would be paid by the life insurance company.

(10)	Based on the terms of the non-revenue travel policy for senior executives currently in effect. Reflects the present value of future travel calculated using a discount rate of 5.75% and RP2000 White Collar mortality table. Assumes 1% annual increase in the cost of travel and average annual travel usage based on his 2008 travel as reported on his Form W-2.

(11)	Assumes that Mr. Parker is entitled to full reimbursement by us of (1) any excise taxes that are imposed upon Mr. Parker as a result of the change in control, (2) any income and excise taxes imposed upon him as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes that are imposed upon him as a result of our reimbursement of him for any excise or income taxes. Also assumes a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, and a 3.65% state income tax rate. The value of stock options and SARs is calculated based on Internal Revenue Service guidance and based on assumptions of volatility and expected life as disclosed in note 15 to US Airways Group’s consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, a discount rate of 1.63%, and the closing price of our common stock on the last trading day of 2008. The calculations were performed assuming that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to execution of a noncompetition agreement.

Executive Change in Control and Severance Benefits Agreements for Ms. Eberwein and Messrs. Kirby, Isom and Kerr

Messrs. Kirby, Isom and Kerr and Ms. Eberwein have each entered into our form of Executive Change in Control and Severance Benefits Agreement, effective as of November 28, 2007. These agreements replaced any prior agreements between us and these officers with respect to termination of employment. These agreements have an initial term of two years and automatically renew for successive two year terms unless we provide at least 180 days advance written notice to the executive. These new agreements provide benefits to the executives upon termination of employment, by us for any reason other than “misconduct” or disability or by the executive with “good reason,” in each case within 24 months following a change of control or, subject to certain conditions described below, prior to a change of control in contemplation of that change of control. Termination for any of these reasons would trigger the payments outlined in the tables below for each executive. “Change of control” is generally defined under the agreements in substantially the same manner as under Mr. Parker’s employment agreement.

Events Triggering Payment

Under the agreements, termination would be for “misconduct” if: (1) the executive willfully and continually fails to perform his or her duties, except due to illness; (2) the executive unlawfully or willfully commits an act that is dishonest and that can be demonstrated to be materially harmful to us; (3) the executive is convicted of, or pleads guilty or no contest to, a felony offense; (4) the executive uses illegal drugs on the company’s premises, or the executive’s ability to perform his or duties is impaired by habitual drug or alcohol abuse; (5) the executive engages in embezzlement, fraud, or any other illegal act against the company or in connection with his or her duties; (6) the executive materially breaches any material company policy; or (7) the executive materially breaches covenants in his employment agreement, if any. We must give the executive written notice of a failure to perform his or her duties or a breach of covenants, and the executive must be permitted to correct the failures, before termination can become effective under these two provisions.

Termination under the agreements would be for “good reason” if the executive terminates his or her employment because, without the executive’s consent, any of the following occurs: (1) a material adverse change in the nature or status of the executive’s pay, position, function, duties or responsibilities; (2) we relocate the executive outside of the metropolitan area where he or she is based; or (3) we fail to perform any material obligation we owe to the executive. Termination for good reason due to change in the executive’s rank or compensation or due to relocation must be activated within 90 days of the triggering event. If we fail to perform a material obligation, the executive must give us notice and an opportunity to cure the failure.

Termination for disability would occur if the executive cannot perform his or her duties for at least 180 days within any 365-day period due to a physical or mental condition, and the condition is expected to continue.

Conditions on Payment and Offsets

As a condition of receiving benefits under the agreement, the executive is required to sign a general waiver and release of claims against us and related parties. In addition, any severance benefits under the agreement may be reduced by any other severance benefits or other benefits we must pay in connection with the executive’s termination of employment by law, under a written employment or severance agreement with us (currently there are none), or any company policy or practice that would provide for the executive to remain on our payroll for a period of time after notice of termination of employment. Furthermore, the executive’s benefits under the agreement will terminate immediately and the executive may be required to reimburse us for amounts paid under the agreement if the executive (1) violates any proprietary information or confidentiality obligation to us, (2) solicits our employees within one year of termination, (3) makes any untrue or disparaging statement or criticism of us within five years of termination, or (4) fails to return all Company property.

Termination Benefits

Upon termination within 24 months of a change of control under the conditions described above, the covered executive is entitled to receive:

•	A payment equal to two times the greater of the executive’s then-current annual base salary or the annual base salary immediately preceding a change in control.

•	For Messrs. Kirby and Isom, a payment equal to 200% of and, as to the other executives, a payment equal to 100% of the greater of (1) the executive’s then-current target incentive award under the ICP or (2) the executive’s actual incentive award under the ICP for the immediately preceding year.

•	For Messrs. Kirby and Isom, a payment equal to 200% of and, as to the other executives, a payment equal to 100% of the executive’s target award under our LTIP that ends in the same calendar year in which employment was terminated.

•	A lump sum payment equal to the value of 24 months of COBRA continuation coverage premiums for healthcare benefits for the executive and eligible dependents, provided the executive is eligible to elect COBRA continuation coverage upon his or her termination.

•	Extended exercisability of all vested stock options, stock appreciation rights, or other similar stock awards for 18 months following the executive’s termination of employment, but not beyond the maximum term of the awards.

•	In certain circumstances, a tax gross-up payment in an amount that will have an after-tax value equal to taxes that are imposed if any severance payments due the executive are considered to be “excess parachute payments” subject to excise tax under Section 4999 of the Internal Revenue Code.

•	All accrued but unpaid salary and other benefits through the termination date and, except as to termination for misconduct, any unpaid bonus under the Company’s annual cash incentive program with respect to any fiscal year completed prior to termination.

In addition to the termination payments following a change of control, the agreements provide that upon a change of control, the executive’s outstanding stock awards held pursuant to our 2008 Equity Incentive Plan or our 2005 Equity Incentive Plan, or any successor plan, will become fully vested and exercisable and the executive will be entitled to top priority, first class, positive space travel privileges for the executive and his or her dependents, for life. As noted under the heading “Officer Benefits and Perquisites,” Messrs. Kirby and Kerr and Ms. Eberwein previously became entitled to lifetime travel benefits in connection with the merger of US Airways Group and America West Holdings in 2005.

The agreements also provide that termination benefits are to be provided to an executive who has been terminated for any reason other than misconduct or disability prior to a change in control if the executive can reasonably demonstrate that the termination was at the request of a third party who was taking steps to effect that change in control or that termination otherwise occurred in contemplation of the change in control. The benefits and payments provided in these circumstances are identical to those described above except that (1) payments and benefits due upon the change in control are offset by any amounts received as a result of the executive’s termination prior to the change in control and (2) instead of extended exercisability of stock awards and acceleration of equity vesting, the executive will receive an amount equal to the intrinsic value of any stock award (other than exercisable grants) forfeited at the time of termination that would have vested on the change in control, based on the value of the award as of the date of the change in control, and, as to exercisable grants, the difference between that stock award’s exercise price and the value of the stock underlying the award on the date of the change in control.

Payments will be delayed for a period of six months following the executive’s termination date to the extent required under Section 409A of the Internal Revenue Code. In that event, the delayed payments will be increased with interest at the applicable federal short-term rate from the date of the executive’s termination to the date of payment. Except for insured benefits, all payments will be made by us. Each of these payments is quantified in the tables below assuming termination as of December 31, 2008.

J. Scott Kirby

The following table sets forth the termination and/or change of control benefits payable to Mr. Kirby under his Executive Change in Control and Severance Benefits Agreement and under the termination and change of control benefits generally provided for all named executive officers described above, assuming termination of employment on December 31, 2008.

			Company
			Termination
	Executive	Executive	Other Than for
	Voluntary	Termination for	Misconduct or
	Termination or	Good Reason	Disability
	Company	Following	Following
Executive Benefits and	Termination	a Change	a Change
Payments upon Termination	for Misconduct	in Control	in Control	Death		Disability

Compensation:
Base Salary ($510,000)	—	$1,020,000	$1,020,000	—		—
Annual Incentive Award	—	$979,200	$979,200	$489,600	(1)	$489,600	(1)
Long Term Incentive Award	—	$1,125,876 (2)	$1,125,876 (2)	$468,588	(3)	$468,588	(3)
Extended Option Exercise Period (4)	—	$852,791	$852,791	$1,003,027		$1,011,558
Acceleration of Unvested SARs and RSUs (5)	—	$619,417	$619,417	$619,417		$619,417
Benefits and Perquisites:
Medical Benefits (6)	—	$39,204	$39,204	—		—
Life Insurance	—	—	—	$1,750,000	(7)	—
280G Tax Gross-up	—	$0 (8)	$0 (8)	—		—
Total	—	$4,636,488	$4,636,488	$4,330,632		$2,589,163

(1)	Amount shown is based on the prorated amount of the annual incentive award under the ICP for 2008. Assuming termination as of December 31, 2008, the 2008 award would be fully-earned.

(2)	The amounts shown are based on 200% of the target payment under the LTIP for 2008.

(3)	The amounts shown are based on the actual 2008 payments under the LTIP for 2008. Mr. Kirby is not currently eligible for retirement under the LTIP for 2008.

(4)	Amount reflects the incremental aggregate value due to the extension of the exercise period of options. The Change in Control and Severance Benefits agreements allow for an eighteen month extension upon termination after a change in control on awards granted under the 2005 Equity Incentive Plan and 2008 Equity Incentive Plan. The agreements do not cover awards outstanding under the America West 1994 Incentive Equity Plan or the America West 2002 Incentive Equity Plan. The America West 1994 Incentive Equity Plan and the America West 2002 Incentive Equity Plan allow one year extension of exercise period for death and three years for disability. The 2005 Equity Incentive Plan and 2008 Equity Incentive Plan allow for three year extension for both death and disability. Assumes a stock price of $7.73, the closing price of our common stock on December 31, 2008, on the date of extension; annual interest rates of 0.03% at three months, 0.51% at one year, 0.83% at 18 months, and 1.09% at three years; 182% volatility over three months, 141.6% over one year, 116.1% volatility over 18 months, and 83.1% volatility over three years; and no dividends.

(5)	Aggregate value of unvested restricted stock units calculated at a price of $7.73, the closing price of our common stock on December 31, 2008, plus the aggregate amount of the spread between the exercise price of unvested stock appreciation rights and $7.73. For awards made under the 2005 Equity Incentive Plan, vesting occurs upon termination of employment by us without cause, termination by the executive for good reason, termination due to death or disability, or as of the date of a change in control. For awards made under the 2008 Equity Incentive Plan, vesting occurs upon termination due to death or disability, or as of the date of a change in control.

(6)	Amount shown reflects the value of our 2009 COBRA premiums for group medical, dental and vision coverage for 24 months.

(7)	Would be paid by the life insurance company.

(8)	Assumes that Mr. Kirby is entitled to full reimbursement by us of (1) any excise taxes that are imposed upon Mr. Kirby as a result of the change in control, (2) any income and excise taxes imposed upon him as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes that are imposed upon him as a result of our reimbursement of him for any excise or income taxes. Also assumes a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, and a 3.65% state income tax rate. The value of stock options and SARs is calculated based on Internal Revenue Service guidance and based on assumptions of volatility and expected life as disclosed in note 15 to US Airways Group’s consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, a discount rate of 1.63%, and the closing price of our common stock on the last trading day of 2008. The calculations were performed assuming that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to execution of a noncompetition agreement.

Robert D. Isom, Jr.

The following table sets forth the termination and/or change of control benefits payable to Mr. Isom under his Executive Change in Control and Severance Benefits Agreement and under the termination and change of control benefits generally provided for all named executive officers described above, assuming termination of employment on December 31, 2008.

			Company
			Termination
	Executive	Executive	Other Than for
	Voluntary	Termination for	Misconduct or
	Termination or	Good Reason	Disability
	Company	Following	Following
Executive Benefits and	Termination	a Change	a Change
Payments upon Termination	for Misconduct	in Control	in Control	Death		Disability

Compensation:
Base Salary ($450,000)	—	$900,000	$900,000	—		—
Annual Incentive Award	—	$900,000	$900,000	$450,000	(1)	$450,000	(1)
Long Term Incentive Award	—	$900,000 (2)	$900,000 (2)	$0	(3)	$0	(3)
Extended Option Exercise Period (4)	—	$415,880	$415,880	$440,830		$440,830
Acceleration of Unvested SARs and RSUs (5)	—	$534,075	$534,075	$534,075		$534,075
Benefits and Perquisites:
Medical Benefits (6)	—	$36,702	$36,702	—		—
Travel Privileges	—	$212,580 (7)	$212,580 (7)	—		—
Tax Gross-up on Travel Privileges	—	$159,435	$159,435	—		—
280G Tax Gross-up	—	$1,333,633 (8)	$1,333,633 (8)	—		—
Total	—	$5,392,305	$5,392,305	$1,424,905		$1,424,905

(1)	Amount shown is based on the prorated amount of the annual incentive award under the ICP for 2008. Assuming termination as of December 31, 2008, the 2008 award would be fully-earned.

(2)	The amounts shown are based on 200% of the target payment under the LTIP for 2008.

(3)	The amounts shown are based on the actual 2008 payments under the LTIP for 2008. Mr. Isom is not currently eligible for retirement under the LTIP for 2008. Mr. Isom’s special long-term incentive awards did not payout for the period ending December 31, 2008.

(4)	Amount reflects the incremental aggregate value due to the extension of the exercise period of options. The Change in Control and Severance Benefits agreements allow for an eighteen month extension upon termination after a change in control on awards granted under the 2005 Equity Incentive Plan and 2008 Equity Incentive Plan. The 2005 Equity Incentive Plan and 2008 Equity Incentive Plan allow for three year extension for both death and disability. Assumes a stock price of $7.73, the closing price of our common stock on December 31, 2008, on the date of extension; annual interest rates of 0.03% at three months, 0.83% at 18 months, and 1.09% at three years; 182% volatility over three months, 116.1% volatility over 18 months, and 83.1% volatility over three years; and no dividends.

(5)	Aggregate value of unvested restricted stock units calculated at a price of $7.73, the closing price of our common stock on December 31, 2008, plus the aggregate amount of the spread between the exercise price of unvested stock appreciation rights and $7.73. For awards made under the 2005 Equity Incentive Plan, vesting occurs upon termination of employment by us without cause, termination by the executive for good reason, termination due to death or disability, or as of the date of a change in control. For awards made under the 2008 Equity Incentive Plan, vesting occurs upon termination due to death or disability, or as of the date of a change in control.

(6)	Amount shown reflects the value of our 2009 COBRA premiums for group medical, dental and vision coverage for 24 months.

(7)	Based on the terms of the non-revenue travel policy for senior executives currently in effect. Reflects the present value of future travel calculated using a discount rate of 5.75% and RP2000 White Collar mortality table. Assumes 1% annual increase in the cost of travel and average annual travel usage based on his 2008 travel as reported on his Form W-2.

(8)	Assumes that Mr. Isom is entitled to full reimbursement by us of (1) any excise taxes that are imposed upon Mr. Isom as a result of the change in control, (2) any income and excise taxes imposed upon him as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes that are imposed upon him as a result of our reimbursement of him for any excise or income taxes. Also assumes a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, and a 3.65% state income tax rate. The value of stock options and SARs is calculated based on Internal Revenue Service guidance and based on assumptions of volatility and expected life as disclosed in note 15 to US Airways Group’s consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, a discount rate of 1.63%, and the closing price of our common stock on the last trading day of 2008. The calculations were performed assuming that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to execution of a noncompetition agreement.

Derek J. Kerr

The following table sets forth the termination and/or change of control benefits payable to Mr. Kerr under his Executive Change in Control and Severance Benefits Agreement and under the termination and change of control benefits generally provided for all named executive officers described above, assuming termination of employment on December 31, 2008.

			Company
			Termination
	Executive	Executive	Other Than for
	Voluntary	Termination for	Misconduct or
	Termination or	Good Reason	Disability
	Company	Following	Following
Executive Benefits and	Termination	a Change	a Change
Payments upon Termination	for Misconduct	in Control	in Control	Death		Disability

Compensation:
Base Salary ($330,750)	—	$661,500	$661,500	—		—
Annual Incentive Award	—	$238,140	$238,140	$238,140	(1)	$238,140	(1)
Long Term Incentive Award	—	$231,525 (2)	$231,525 (2)	$198,450	(3)	$198,450	(3)
Extended Option Exercise Period (4)	—	$207,294	$207,294	$224,449		$224,919
Acceleration of Unvested SARs and RSUs (5)	—	$146,107	$146,107	$146,107		$146,107
Benefits and Perquisites:
Medical Benefits (6)	—	$34,072	$34,072	—		—
Life Insurance	—	—	—	$1,500,000	(7)	—
280G Tax Gross-up	—	$0 (8)	$0 (8)	—		—
Total	—	$1,518,638	$1,518,638	$2,307,146		$807,146

(1)	Amount shown is based on the prorated amount of the annual incentive award under the ICP for 2008. Assuming termination as of December 31, 2008, the 2008 award would be fully-earned.

(2)	The amounts shown are based on the target payment under the LTIP for 2008.

(3)	The amounts shown are based on actual 2008 payments under the LTIP for 2008. Mr. Kerr is not currently eligible for retirement under the LTIP for 2008.

(4)	Amount reflects the incremental aggregate value due to the extension of the exercise period of options. The Change in Control and Severance Benefits agreements allow for an eighteen month extension upon termination after a change in control on awards granted under the 2005 Equity Incentive Plan and 2008 Equity Incentive Plan. The agreements do not cover awards outstanding under the America West 1994 Incentive Equity Plan or the America West 2002 Incentive Equity Plan. The America West 1994 Incentive Equity Plan and the America West 2002 Incentive Equity Plan allow one year extension of exercise period for death and three years for disability. The 2005 Equity Incentive Plan and 2008 Equity Incentive Plan allow for three year extension for both death and disability. Assumes a stock price of $7.73, the closing price of our common stock on December 31, 2008, on the date of extension; annual interest rates of 0.03% at three months, 0.51% at one year, 0.83% at 18 months, and 1.09% at three years; 182% volatility over three months, 141.6% over one year, 116.1% volatility over 18 months, and 83.1% volatility over three years; and no dividends.

(5)	Aggregate value of unvested restricted stock units calculated at a price of $7.73, the closing price of our common stock on December 31, 2008, plus the aggregate amount of the spread between the exercise price of unvested stock appreciation rights and $7.73. For awards made under the 2005 Equity Incentive Plan, vesting occurs upon termination of employment by us without cause, termination by the executive for good reason, termination due to death or disability, or as of the date of a change in control. For awards made under the 2008 Equity Incentive Plan, vesting occurs upon termination due to death or disability, or as of the date of a change in control.

(6)	Amount shown reflects the value of our 2009 COBRA premiums for group medical, dental and vision coverage for 24 months.

(7)	Would be paid by the life insurance company.

(8)	Assumes that Mr. Kerr is entitled to full reimbursement by us of (1) any excise taxes that are imposed upon Mr. Kerr as a result of the change in control, (2) any income and excise taxes imposed upon him as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes that are imposed upon him as a result of our reimbursement of him for any excise or income taxes. Also assumes a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, and a 3.65% state income tax rate. The value of stock options and SARs is calculated based on Internal Revenue Service guidance and based on assumptions of volatility and expected life as disclosed in note 15 to US Airways Group’s consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, a discount rate of 1.63%, and the closing price of our common stock on the last trading day of 2008. The calculations were performed assuming that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to execution of a noncompetition agreement.

Elise R. Eberwein

The following table sets forth the termination and/or change of control benefits payable to Ms. Eberwein under her Executive Change in Control and Severance Benefits Agreement and under the termination and change of control benefits generally provided for all named executive officers described above, assuming termination of employment on December 31, 2008.

			Company
			Termination
			Other
	Executive	Executive	Than for
	Voluntary	Termination for	Misconduct or
	Termination or	Good Reason	Disability
	Company	Following	Following
Executive Benefits and	Termination	a Change	a Change
Payments upon Termination	for Misconduct	in Control	in Control	Death		Disability

Compensation:
Base Salary ($299,600)	—	$599,200	$599,200	—		—
Annual Incentive Award	—	$215,712	$215,712	$215,712	(1)	$215,712	(1)
Long-Term Incentive Award	—	$209,720 (2)	$209,720 (2)	$178,128	(3)	$178,128	(3)
Extended Option Exercise Period (4)	—	$203,361	$203,361	$215,878		$215,878
Acceleration of Unvested SARs and RSUs (5)	—	$133,739	$133,739	$133,739		$133,739
Benefits and Perquisites:
Medical Benefits (6)	—	$11,164	$11,164	—		—
280G Tax Gross-up	—	$0 (7)	$0 (7)	—		—
Total	—	$1,372,896	$1,372,896	$743,457		$743,457

(1)	Amount shown is based on the prorated amount of the annual incentive award under the ICP for 2008. Assuming termination as of December 31, 2008, the 2008 award would be fully-earned.

(2)	The amounts shown are based on the target payment under the LTIP for 2008.

(3)	The amounts shown are based on actual 2008 payments under the LTIP for 2008. Ms. Eberwein is not currently eligible for retirement under the LTIP for 2008.

(4)	Amount reflects the incremental aggregate value due to the extension of the exercise period of options. The Change in Control and Severance Benefits agreements allow for an eighteen month extension upon termination after a change in control on awards granted under the 2005 Equity Incentive Plan and 2008 Equity Incentive Plan. The 2005 Equity Incentive Plan and 2008 Equity Incentive Plan allow for three year extension for both death and disability. Assumes a stock price of $7.73, the closing price of our common stock on December 31, 2008, on the date of extension; annual interest rates of 0.03% at three months, 0.83% at 18 months, and 1.09% at three years; 182% volatility over three months, 116.1% volatility over 18 months, and 83.1% volatility over three years; and no dividends.

(5)	Aggregate value of unvested restricted stock units calculated at a price of $7.73, the closing price of our common stock on December 31, 2008, plus the aggregate amount of the spread between the exercise price of unvested stock appreciation rights and $7.73. For awards made under the 2005 Equity Incentive Plan, vesting occurs upon termination of employment by us without cause, termination by the executive for good reason, termination due to death or disability, or as of the date of a change in control. For awards made under the 2008 Equity Incentive Plan, vesting occurs upon termination due to death or disability, or as of the date of a change in control.

(6)	Amount shown reflects the value of our 2009 COBRA premiums for group medical, dental and vision coverage for 24 months.

(7)	Assumes that Ms. Eberwein is entitled to full reimbursement by us of (1) any excise taxes that are imposed upon Ms. Eberwein as a result of the change in control, (2) any income and excise taxes imposed upon her as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes that are imposed upon her as a result of our reimbursement of her for any excise or income taxes. Also assumes a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, and a 3.65% state income tax rate. The value of stock options and SARs is calculated based on Internal Revenue Service guidance and based on assumptions of volatility and expected life as disclosed in note 15 to US Airways Group’s consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, a discount rate of 1.63%, and the closing price of our common stock on the last trading day of 2008. The calculations were performed assuming that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to execution of a noncompetition agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2008, which include the following:

•	US Airways Group, Inc. 2008 Equity Incentive Plan (“2008 Plan”)

•	US Airways Group, Inc. 2005 Equity Incentive Plan (“2005 Plan”)

•	America West 2002 Incentive Equity Plan (“2002 Plan”); and

•	America West 1994 Incentive Equity Plan (“1994 Plan”).

	(a)		(c)
	Number of		Number of Securities
	Securities to be	(b)	Remaining Available
	Issued	Weighted Average	for Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity Compensation Plans Approved by Stockholders (1)	7,964,183	$19.04 (2)	4,720,763
Equity Compensation Plans Not Approved by Stockholders (3)	1,136,940	$26.29 (4)	— (5)

TOTAL	9,101,123	$20.02	4,720,763

(1)	At our annual meeting on June 11, 2008, the 2008 Plan was approved by our stockholders. Pursuant to the terms of the 2008 Plan, no additional grants may be made under the 2005 Plan. The 2005 Plan was originally adopted as part of US Airways Group’s plan of reorganization upon emergence from bankruptcy in September 2005. Under Delaware law, approval of the 2005 Plan as part of the plan of reorganization was deemed to be approval by US Airways Group’s stockholders.

(2)	The weighted average remaining term of these outstanding options and rights is 6.98 years.

(3)	America West Holdings had two equity compensation plans, the 1994 Plan and the 2002 Plan, both of which were approved by America West Holding’s stockholders prior to the merger, but have not been approved by US Airways Group’s stockholders. Both of these plans have shares that may become issuable pursuant to the exercise of outstanding options. As a result of the merger, all outstanding equity awards under these two plans were converted into awards exercisable for shares of US Airways Group common stock pursuant to the terms of the merger agreement. We can no longer issue any additional awards under these plans, both of which are described above in the narrative following the Summary Compensation Table.

(4)	The weighted average remaining term of these outstanding options and rights is 3.58 years.

(5)	Effective April 10, 2008, no shares are available for future grant under these plans pursuant to action taken by our Compensation and Human Resources Committee.

PROPOSAL 1 — ELECTION OF DIRECTORS

Election of Directors	The Board of Directors currently consists of nine members. All of the directors were appointed on September 27, 2005 pursuant to the terms of our merger agreement with America West Holdings, except Matthew J. Hart. On June 28, 2006, Mr. Hart was elected by the Board of Directors as a director in Class I to fill a vacancy in that Class. All directors are also directors of our principal operating subsidiary US Airways. Each of the nominees is currently a director of US Airways Group, and there are no family relationships among the directors and executive officers.

The Corporate Governance and Nominating Committee of our Board of Directors reviewed the director nominees with respect to their independence and general qualifications. Upon the recommendation of the Corporate Governance and Nominating Committee, our Board of Directors has nominated Herbert M. Baum, Matthew J. Hart, Richard C. Kraemer, and Cheryl G. Krongard to serve as directors in Class I. Our Board of Directors waived the mandatory retirement age in our Corporate Governance Guidelines for incumbent director Herbert M. Baum so that he could stand for re-election to the Board of Directors at the 2009 Annual Meeting of Stockholders.

If re-elected as a director at the Annual Meeting, each of the nominees would serve a three-year term expiring at the 2012 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. In addition, if each of these nominees is elected, the Board will consist of nine members divided into three classes as follows: four members in Class I (terms expiring in 2012), three members in Class II (terms expiring in 2010) and two members in Class III (terms expiring in 2011). Class II will consist of three directors and Class III will consist of two directors until the Board finds appropriate candidates to fill the vacant seats in those Classes. Stockholders may only vote their shares to elect four persons as directors in Class I at the 2009 Annual Meeting of Stockholders.

Each of the nominees has consented to serve another term as a director if re-elected. If either of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of the substitute nominee or nominees), or allow the vacancies to remain open until a suitable candidate or candidates are located.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposal to re-elect Herbert M. Baum, Matthew J. Hart, Richard C. Kraemer, and Cheryl G. Krongard as directors in Class I for a three-year term expiring at the 2012 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Directors and Director Nominees	Set forth below is certain information as of April 13, 2009 regarding our director nominees and directors, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

Principal Occupation,
Class and Current	Business Experience,
Committee Service	Other Directorships Held and Age

Director Nominees	The four director nominees are listed below.
Herbert M. Baum (Class I) (Compensation and Human Resources and Labor Committees)	Mr. Baum retired as Chairman of the Board, President and Chief Executive Officer of the Dial Corporation, a manufacturer and marketer of consumer products, in April 2005. Mr. Baum served as a director of America West Holdings and AWA from 2003 to September 2007 and became a member of the Board of US Airways Group and US Airways on September 27, 2005 upon the effectiveness of the merger. Mr. Baum served as President and Chief Operating Officer of Hasbro, Inc., a manufacturer and marketer of toys, from January 1999 to August 2000. Mr. Baum also served as Chairman and Chief Executive Officer of Quaker State Corporation, a producer and marketer of motor oils and lubricants, from 1993 to 1999. From 1978 to 1992, Mr. Baum was employed by Campbell Soup Company, a manufacturer and marketer of food products, and, in 1992, was named President of Campbell — North and South America. Mr. Baum also is a director of Meredith Corporation and PepsiAmericas, Inc. He also serves on the Board of Directors of the Safe Harbor Animal Sanctuary and Hospital. Age 72.

Matthew J. Hart (Class I) (Audit and Finance Committees)	Mr. Hart was President and Chief Operating Officer of Hilton Hotels Corporation from May 2004 until the buyout of Hilton by the Blackstone Group in October 2007. He served as Executive Vice President and Chief Financial Officer of Hilton from 1996 to 2004. Before joining Hilton in 1996, Mr. Hart was Senior Vice President and Treasurer of The Walt Disney Company, and was Executive Vice President and Chief Financial Officer for Host Marriott Corp. Mr. Hart was appointed to the Board of Directors of US Airways Group and US Airways in June 2006, and previously served on the Board of Directors of America West Holdings and AWA from May 2004 until the completion of the merger in September 2005. He serves on the Board of Directors of Heal the Bay, a non-profit organization. Mr. Hart is also a member of The California Commission for Economic Development’s Entertainment and Tourism Advisory Committee. Age 57.

Richard C. Kraemer (Class I) (Audit, Compensation and Human Resources, and Corporate Governance and Nominating Committees)	Mr. Kraemer is President of Chartwell Capital, Inc., a private investment company, and served as a director of America West Holdings and AWA from 1992 to September 2007. He became a member of the Board of US Airways Group and US Airways on September 27, 2005 upon the effectiveness of the merger. Age 65.

Cheryl G. Krongard (Class I) (Compensation and Human Resources and Finance Committees)	Ms. Krongard retired in 2004 as a Senior Partner of Apollo Management, L.P. Ms. Krongard was the Chief Executive Officer of Rothschild Asset Management from 1994 to April 15, 2000. She served as Senior Managing Director for Rothschild North America from 1994 until 2000. She was elected a lifetime governor of the Iowa State University Foundation in 1997. Ms. Krongard is also a member of the Dean’s Advisory Council, Iowa State University College of Business. Ms. Krongard also serves as a director of Legg Mason, Inc,. a publicly traded company engaged in asset management. Ms. Krongard has served as a director of US Airways Group and US Airways since 2003. Age 53.

Principal Occupation,
Class and Current	Business Experience,
Committee Service	Other Directorships Held and Age

Continuing Directors	The five directors whose terms will continue after the Annual Meeting and will expire at the 2010 Annual Meeting (Class II) or the 2011 Annual Meeting (Class III) are listed below.

Denise M. O’Leary (Class II) (Audit and Compensation and Human Resources Committees)	Ms. O’Leary has been a private investor in early stage companies since 1996. Ms. O’Leary served as a director of America West Holdings and AWA from 1998 to September 2007 and became a member of the Board of US Airways Group and US Airways on September 27, 2005 upon the effectiveness of the merger. From 1983 until 1996, she was employed at Menlo Ventures, a venture capital firm, first as an Associate and then as a General Partner. She serves as a director of Medtronic, Inc and Calpine Corporation. Additionally, she is a member of the Board of Directors of Stanford Hospital and Clinics and the Lucile Packard Children’s Hospital and is the Chairwoman of the Board of Directors of the Corporation for Supportive Housing. Age 51.

George M. Philip (Class II) (Audit and Corporate Governance and Nominating Committees)	Mr. Philip is the Interim President of the University at Albany, State University of New York. From 1971 to 2007 he served in various positions with the New York State Teachers’ Retirement System and recently retired after fifteen years as Executive Director. Mr. Philip continues as an investment advisor for the Teacher’s Retirement System. He also serves as a member of the Board of Directors of First Niagara Financial Group; is Vice Chair of the St. Peter’s Hospital Board of Directors and Chair of the St. Peter’s Hospital Investment Committee; and Chair of the Catholic Health East Investment Committee. Mr. Philip is a member of the Real Estate Information Standards Board; and a trustee of Community Newspaper Holdings, Inc., a privately held corporation. In past years, Mr. Philip was President of the Executive Committee of the National Council on Teacher Retirement; Chair of the Council of Institutional Investors; Chair of the University at Albany Council, SUNY; a member of the Board of Saratoga Performing Arts Center; and a member of the NYSE Pension Managers Advisory Committee and the State Academy of Public Administration. Mr. Philip has served as a director of US Airways Group and US Airways since 2004 and served as a director of America West Holdings and AWA from the merger through September 2007. Age 61.

J. Steven Whisler (Class II) (Corporate Governance and Nominating and Finance Committees)	Mr. Whisler retired as Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, in March 2007. Mr. Whisler has served as a director of America West Holdings and AWA since 2001. Mr. Whisler became a member of the Board of US Airways Group and US Airways on September 27, 2005 upon the effectiveness of the merger. Mr. Whisler served as Chairman of Phelps Dodge Corporation from May 2000 until March 2007 and as Chief Executive Officer from January 2000 until March 2007. He served as President from December 1997 until November 2003. From December 1997 until January 2000, Mr. Whisler served as Chief Operating Officer of Phelps Dodge. From 1991 until 1998, Mr. Whisler served as President of Phelps Dodge Mining Company, a division of Phelps Dodge. Mr. Whisler serves as a director of Burlington Northern Santa Fe Corporation, Brunswick Corporation, International Paper Company and Aleris International Inc. Age 54.

Principal Occupation,
Class and Current	Business Experience,
Committee Service	Other Directorships Held and Age

W. Douglas Parker (Class III) (Labor Committee)	Mr. Parker has served as Chairman of the Board and Chief Executive Officer of US Airways Group and US Airways since September 27, 2005, the effective date of the merger. Mr. Parker also served as President of US Airways Group and US Airways from September 27, 2005 to October 1, 2006. Mr. Parker served as Chairman of the Board and Chief Executive Officer of America West Holdings and as Chairman of the Board and Chief Executive Officer of AWA from September 2001 to September 2007, and served as a director of America West Holdings and AWA from 1999 to September 2007. Mr. Parker joined America West Holdings as Senior Vice President and Chief Financial Officer in June 1995. He was elected President of AWA in May 2000 and Chief Operating Officer of AWA in December 2000. Mr. Parker serves on the Board of Directors of Pinnacle West Corporation. Age 47.

Bruce R. Lakefield (Class III) (Finance and Labor Committees)	Mr. Lakefield served as President and Chief Executive Officer of US Airways Group and US Airways from April 2004 until completion of the merger and has served as a director of US Airways Group and US Airways since 2003. Since the merger, Mr. Lakefield has served as Vice Chairman of the Board of US Airways Group and US Airways and from the merger until September 2007 served as Vice Chairman of the Board for America West Holdings and AWA. Mr. Lakefield served as Chairman and Chief Executive Officer of Lehman Brothers International from 1995 until 1999. He has served as a Senior Advisor to the Investment Policy Committee of HGK Asset Management from 2000 until April 2004. Mr. Lakefield served as a member of the board of directors of Magic Media, Inc. until February 2008 and currently serves as a member of the board of directors of Garner International, PLC. Age 65.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of Independent Registered Public Accounting Firm	The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board of Directors, has appointed the firm of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. KPMG LLP has served as our independent auditors for more than 13 years. Our Audit Committee considers KPMG LLP to be well qualified. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment.

Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

The Audit Committee of the Board of Directors and the Board of Directors unanimously recommend that the stockholders vote “FOR” the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm.

Independent Registered Public Accounting Firm Fees	The following table presents fees for professional services rendered by KPMG LLP for the audits of the financial statements of US Airways Group and its subsidiaries as of and for the fiscal years ended December 31, 2008 and 2007, as well as fees for other services rendered by KPMG LLP during these periods.

	Fiscal 2008	Fiscal 2007

Audit Fees	$2,302,300	$2,476,000
Audit-Related Fees	680,700	671,455
Tax Fees	24,725	119,270
All Other Fees	—	—

Total	$3,007,725	$3,266,725

Audit Fees for the fiscal years ended December 31, 2008 and 2007 were for professional services rendered for the audits of the annual financial statements (including fees for the audits of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002), quarterly review of the financial statements included in our Quarterly Reports on Form 10-Q, and services rendered in connection with SEC filings.

Audit-Related Fees for the fiscal years ended December 31, 2008 and 2007 were for audits of employee benefit plans and other statutory audits, and, for 2008, for procedures related to an S-8 filing, a comfort letter, and a prospectus supplement.

Tax Fees as of the fiscal years ended December 31, 2008 and 2007 were for U.S. federal and international tax compliance.

There were no fees that fall into the classification of All Other Fees for the fiscal years ended December 31, 2008 and 2007.

Audit Committee Disclosure	The Audit Committee has determined that the rendering of the permitted non-audit services during the 2008 fiscal year by KPMG LLP is compatible with maintaining the independent registered accounting firm’s independence.

Policy on Audit Committee Pre-Approval	The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves certain specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services up to specified amounts, and sets requirements for specific case-by-case pre-approval of discrete projects. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual basis. The Chair of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent auditors when the entire Committee is unable to do so, but any pre-approval decisions must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has delegated the Vice President and Controller to monitor the performance of all services provided by the independent auditor and to determine whether these services are in compliance with the pre-approval policy. The Vice President and Controller is required to report the results of his monitoring to the Audit Committee on a periodic basis. The policy prohibits retention of the independent registered public accounting firm to perform prohibited non-audit functions defined in Section 201 of the Sarbanes-Oxley Act of 2002 or the rules of the SEC, and also considers whether the proposed services are compatible with the independence of the independent registered public accounting firm.

PROPOSAL 3 — STOCKHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING

Ms. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia, N.W., Suite 215, Washington, D.C. 20037, who was the beneficial owner of 1,000 shares of our common stock upon submission of this proposal, has advised us of her intention to introduce the following resolution at the annual meeting. To be adopted, this resolution, which is opposed by the Board of Directors, would require the affirmative vote of the holders of at least a majority of the shares of common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote.

RESOLVED:  “That the stockholders of U.S. Airways Group, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or two or more of them as he or she see fit.”

REASONS:  “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“If you AGREE, please mark your proxy FOR this resolution.”

Our Response to the Stockholder Proposal

Our Board of Directors recommends that our stockholders vote against Proposal No. 3. Our present system for election of directors — which is consistent with the system used by most major publicly traded corporations — provides that each share of common stock is entitled to one vote for each nominee for director. This system allows all stockholders to vote on the basis of their share ownership. Our Board of Directors believes this voting system is the most fair, and the system most likely to produce an effective board of directors that will represent the interests of all of our stockholders.

In contrast, cumulative voting allows a stockholder to cumulate (multiply the number of shares owned by the number of directors to be elected) his or her votes and cast all the cumulated votes for a single candidate. That system would permit stockholders representing less than a majority of all shares to elect a director and could promote special interest representation on the Board of Directors. Thus, Proposal No. 3 would potentially allow a small stockholder group to have a disproportionate effect on the election of directors, possibly leading to the election of directors who advocate the positions of the group responsible for their election rather than positions which are in the best interests of all stockholders. The Board believes that no director should represent or favor the interests of any one stockholder or a limited group of stockholders. Rather, every director must represent the stockholders as a whole. The Board of Directors feels strongly that it is the duty of each director to administer our business and affairs for the benefit of all stockholders. In addition, the support by directors of the special interests of the cumulating constituency responsible for their election could create partisanship and divisiveness among members of the Board of Directors and impair the Board’s ability to operate effectively as a governing body, to the detriment of all stockholders. For these reasons, cumulative voting also may interfere with the Corporate Governance and Nominating Committee’s efforts to develop and maintain a Board of Directors possessing the wide range of skills, characteristics and experience necessary to best serve all stockholders’ interests.

Our Board of Directors has taken a number of steps to achieve greater accountability to stockholders, and it does not believe cumulative voting is necessary or enhances that accountability. Currently, with the exception of our Chief Executive Officer, each of our directors is independent. Our Board of Directors has a robust process to ensure the nomination and election of independent directors. As part of this process, our Corporate Governance and Nominating Committee, which itself is composed solely of independent directors, examines each candidate’s qualifications in light of our standards for overall structure and composition of the Board and the minimum director qualifications set forth in our Corporate Governance Guidelines and the Committee’s charter. The Corporate Governance and Nominating Committee also carefully analyzes the candidate’s independence under requirements set forth in SEC rules and regulations and the NYSE listing standards.

The proponent of this proposal has offered no evidence that cumulative voting would produce a more qualified or effective Board of Directors. Accordingly, the Board believes the present method of stockholder voting best promotes the election of directors who will represent the interests of our stockholders as a whole.

The Board of Directors unanimously recommends that the stockholders vote “AGAINST” the stockholder proposal.

OTHER MATTERS

Stockholder Proposals

Under applicable proxy rules, proposals of stockholders that are intended to be presented at our Annual Meeting of Stockholders in 2010 must be received by us not later than December 30, 2009 (120 days prior to the anniversary of this year’s mailing date) in order to be included in the proxy statement and proxy relating to that annual meeting. Pursuant to our Amended and Restated Bylaws, in order for a proposal to be brought before an annual meeting by a stockholder, other than proposals to be included in the proxy statement, the stockholder must deliver proper notice to us not more than 120 days and not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. For the 2010 Annual Meeting of Stockholders, notice must be delivered no sooner than February 10, 2010 and no later than March 12, 2010. Stockholders are advised to review our Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals.

Annual Report and Available Information

Our Annual Report on Form 10-K for the year ended December 31, 2008 accompanies this Proxy Statement but does not constitute a part of the proxy soliciting materials. A copy of our annual report on Form 10-K for the year ended December 31, 2008, including financial statements but without exhibits, is available to any person whose vote is solicited by this proxy upon written request to Caroline B. Ray, Corporate Secretary, US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281. Copies also may be obtained without charge through the SEC’s website at www.sec.gov.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2008 all of our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

TELEPHONE AND INTERNET VOTING INSTRUCTIONS You can vote by telephone or Internet! Available 24 hours a day 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. US AIRWAYS GROUP, INC. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of 111 WEST RIO SALADO PARKWAY information up until 11:59 P.M. Eastern Time on June 9, 2009. Have your proxy card TEMPE, AZ 85281 in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by US Airways Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 9, 2009. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to US Airways Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M14412-P76177-Z48386 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual US AIRWAYS GROUP, INC. For Withhold For All nominee(s), mark “For All Except” and write the All All Except number(s) of the nominee(s) on the line below. Annual Meeting Proxy Card ELECTION OF DIRECTORS 0 0 0 A THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1. 1. Nominees to hold office until the 2012 Annual Meeting: 01) Herbert M. Baum 03) Richard C. Kraemer 02) Matthew J. Hart 04) Cheryl G. Krongard B RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM For Against Abstain THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2. 2.C Ratify the appointment of KPMG LLP to serve as independent registered public accounting firm for the fiscal year ending December 31, 2009. 0 0 0 C STOCKHOLDER PROPOSAL THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3. 3. Stockholder proposal relating to cumulative voting. 0 0 0 D AUTHORIZED SIGNATURES — Sign Here — This section must be completed for your instructions to be executed. Yes No Please sign exactly as your name appears on this card. Joint owners should Please indicate if you plan to attend this meeting. 0 0 each sign. Executors, administrators, trustees, etc., should add their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET US Airways Group, Inc. 2009 ANNUAL MEETING OF STOCKHOLDERS Wednesday, June 10, 2009 9:30 a.m. local time Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Main Switchboard (212) 735-3000 This admission ticket admits only the named stockholder. Directions to Skadden, Arps, Slate, Meagher & Flom LLP: From I — 95 — Points South (New Jersey) From The North Slight right at NJ-495 E (signs for Lincoln Tunnel) Partial toll road From I-287 W Entering New York via Lincoln Tunnel Take the exit onto I-87 S Partial toll road Continue on NY-495 E Toll road Take exit 7N-S to merge onto I-95 S/US-1 S toward Trenton Slight left at Dyer Ave (signs for NY-9A/42 St/34 St/I-495) Take exit 1 to merge onto NY-9A S Turn right at W 42nd St Turn right at Pier 81/Pier 83 4 Times Square (Conde Nast Building) will be on the left Turn left at W 42nd St ***Parking available at Meyers parking located on 43rd Street 4 Times Square (Conde Nast Building) will be on the left between 6th Ave. and Broadway*** ***Parking available at Meyers parking located on 43rd Street between 6th Ave. and Broadway*** Note: If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video or still photography at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated. If you plan to attend the Annual Meeting and require special assistance, please contact Caroline Ray at 480-693-0800 to request any listening or visual aid devices by May 28, 2009. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M14413-P76177-Z48386 Proxy — US AIRWAYS GROUP, INC. 111 West Rio Salado Parkway Tempe, Arizona 85281 Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on June 10, 2009. The undersigned hereby appoints W. Douglas Parker and Derek Kerr, and each of them, as proxies, with full power of substitution, to vote all the shares of common stock of US Airways Group, Inc. that the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders of US Airways Group, Inc., to be held at Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, on Wednesday, June 10, 2009, at 9:30 a.m., local time, and at any adjournment or postponement thereof. YOUR PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND AGAINST PROPOSAL 3. IF YOU DO NOT STATE OTHERWISE, ANY ADDITIONAL BUSINESS TO PROPERLY COME BEFORE THE MEETING WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSON VOTING THE PROXY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO COMMENCEMENT OF VOTING AT THE ANNUAL MEETING. If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on June 9, 2009 THANK YOU FOR VOTING PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS (Continued and to be voted on reverse side.)